Exhibit 10.1

STOCK PURCHASE AGREEMENT

This is a Stock Purchase Agreement dated as of June 18, 2008 (the “Agreement”), among (i) Almost Family, Inc., a Delaware corporation (“Buyer”), (ii) PCI Holding Corp., a Delaware corporation (“Seller”), and (iii) National Home Care, Inc., a New York corporation, solely in its capacity as the Seller Representative (the “Seller Representative”):

Recitals

A.       Seller holds 250 shares (the “Shares”) of common stock, par value $0.01 per share (the “Company Common Stock”), of Patient Care, Inc., a Delaware corporation (“Company”), which represents 100% of the issued and outstanding shares of capital stock of the Company. Company holds 100% of the issued and outstanding stock of each of (i) Patient Care Medical Services, Inc., a New Jersey corporation (“MSI”), (ii) Priority Care, Inc., a Connecticut corporation (“Priority Care”), (iii) Patient Care Pennsylvania, Inc., a Delaware corporation (“PCPA”) and (iv) Patient Care New Jersey, Inc., a Delaware corporation (“PCNJ” and collectively with MSI, Priority Care and PCPA, the “Subsidiaries” and each a “Subsidiary”). Company and the Subsidiaries are referred to in this Agreement individually as a “Company Group Member” and collectively as “Company Group”.

B.        Company Group owns and operates home health and agencies and hospice services operating in the States of Connecticut, Pennsylvania and New Jersey, including Medicare-Certified, Medicaid/Waiver, county contracts, HMO and other significant non-certified or “private duty” operations (collectively, the “Business”).

C.        Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the Shares on the terms and conditions set forth herein.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

Article 1

Purchase and Sale of Shares; Definitions; Seller Representative

1.1       Purchase and Sale of Shares. Subject to the terms and conditions set forth in this Agreement and in reliance on the representations and warranties contained herein, at the Closing (as defined below), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of the Shares for the Purchase Price.

1.2       Definitions. For purposes of this Agreement, the following terms and variations thereof shall have the meanings specified or referred to in this paragraph 1.2:

“Accountants” – defined in paragraph 2.1(d).

“Anti-Kickback Statutes” – defined in paragraph 4.27(a).

“Applicable Date” shall mean, (i) with respect to the Company, MSI or Priority Care, October 12, 2002 and (ii) with respect to PCPA or PCNJ, November 1, 2004.

“Assumption and Indemnification Agreement” shall mean the assumption and indemnification agreement in the form attached as Attachment A.

“Claim” – defined in paragraph 7.6.

“Claimant” – defined in paragraph 11.7(c).

“Closing Balance Sheet” – defined in paragraph 2.1(c).

“Closing Date” – defined in paragraph 3.1(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Company Group” – defined in Recital A.

“Company Group Contracts” – defined in paragraph 4.9.

“Company Group Plan” shall mean any material Employee Benefit Plan maintained, or contributed to, by any Company Group Member, or any ERISA Affiliate.

“Company Subsidiary” shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which any Company Group Member holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Confidentiality Agreement” – defined in paragraph 12.14.

“Counterparty” – defined in paragraph 11.7(c).

“Credit Agreement” shall mean the Amended and Restated Revolving Credit Note by and among Seller (as successor by merger with PCI-A Holding Corp.) and Steel City Capital Funding, LLC (successor to PNC Bank, National Association) dated March 26, 2008, as amended from time to time.

“Distribution” shall mean the distribution by Company to Seller, prior to the Closing, of the capital stock of the Excluded Corporations.

“Employee Benefit Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

“Encumbrance” shall mean any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge.

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“Environmental Laws” – defined in paragraph 4.3(a).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included any Company Group Member.

“Escrow Agent” – defined in paragraph 1.6.

“Escrow Agreement” – defined in paragraph 3.1(b)(v).

“Escrow Amount” – defined in paragraph 1.6.

“Estimated Net Working Capital” – defined in paragraph 2.1(c).

“Excluded Corporations” shall mean those corporations described on Schedule 1.1.

“Financial Statements” – defined in paragraph 4.17.

“GAAP” – defined in paragraph 4.17.

“Government Programs” shall mean Medicare, Medicaid, and all other similar Federal, state or local governmental health care reimbursement programs.

“Governmental Authority” shall mean (i) any Federal, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, (ii) any court, arbitrational tribunal, administrative agency or commission, (iii) any Person having the authority under any applicable Law to assess and collect Taxes, or (iv) the U.S. Department of Health and Human Services (DHHS), the Center for Medicare and Medicaid Services or its fiscal intermediary and carrier agents, the DHHS Office of Inspector General, the U.S. Department of Justice, any state attorney general, any state Medicaid Fraud unit, the Office of Civil Rights and any state department of health.

“Hazardous Substances” – defined in paragraph 4.3(a).

“Health Care Licenses” shall mean all licenses, Permits, accreditations, certificates of need, provider numbers, provider agreements, approvals, qualifications, certifications, and other authorizations or governmental approvals granted by any health care regulatory agency, healthcare accreditation body, such as Joint Commission on the Accreditation of Healthcare Organizations, or other Governmental Authority or Third Party Payor relating to or affecting the Business, the ownership, operation, maintenance, management, use, regulation, development or expansion of the Business, the provision of health care services thereby, or the reimbursement of

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health care costs relating thereto.

“HIPAA” – shall mean Health Insurance Portability and Accountability Act.

“Insurance Policies” – defined in paragraph 4.7(a).

“Insurer” – shall mean Zurich American Insurance Company.

“Law” shall mean applicable statutes, common laws, rules, ordinances, regulations, codes and governmental guidelines or interpretations having the force of law, in each case, of a Governmental Authority.

“Legal Proceeding” shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Authority or before any arbitrator.

“Licenses” – defined in paragraph 4.2.

“List of Excluded Individuals/Entities” shall mean the database maintained by the DHHS Office of Inspector General relating to parties excluded from participation in Medicare, Medicaid and all other Federal health care programs.

“Losses” of a specified person shall mean any damage, liability, loss, cost or expense (including reasonable attorneys’ fees) actually suffered or incurred by such person; provided,however, that Losses shall not include any indirect, incidental, consequential, exemplary, special or punitive damages or any diminution in value, multiple of damages or lost profits.

“Management Incentive Plan” shall mean the PCI Holding Corp. Management Incentive Plan.

“Material Adverse Effect” shall mean a change, event or effect that, individually or in the aggregate, has had a material adverse effect on the business, operations, assets, results of operations, or financial condition of Company Group taken as a whole or would reasonably be expected to prevent or materially delay the consummation by Seller of the transactions contemplated by this Agreement or prevent or materially impair or delay the ability of Seller to perform its obligations under this Agreement; provided, however, that “Material Adverse Effect” shall not include (other than with respect to items (ii) through (iv) below, to the extent such changes have a materially disproportionate effect on Company Group, taken as a whole, when compared to other companies operating in the same industries in which Company Group operates) for any such changes, events or effects resulting from (i) this Agreement, the transactions contemplated hereby or the announcement or pendency thereof, (ii) changes in general economic or political conditions or the securities markets in general, (iii) changes in economic conditions in the markets and regions in which Company Group operates, (iv) changes that are generally applicable to the industry in which Company Group operates, (v) changes in Laws generally applicable to such businesses or industry, (vi) changes in GAAP or its application, (vii) actions taken (or omitted to be taken) upon the written request of Buyer or its affiliates or actions taken by Company Group Members which are required pursuant to this Agreement, and (viii) loss of business by Company Group to Buyer or its affiliates.

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“Net Working Capital” – defined in paragraph 2.1(b).

“PCI Illinois” shall mean Patient Care, Inc. – Illinois, an Illinois corporation.

“Permits” shall mean all licenses, certificates of occupancy and other permits, consents and approvals required by any Governmental Authority to lawfully operate the Business (including any pending applications for such licenses, certificates, certificates of need, permits, consents or approvals).

“Permitted Encumbrances” shall mean (1) all statutory or other liens for Taxes or assessments that are not yet due or that are being contested in good faith under appropriate proceedings, (2) all workmen’s and repairmen’s liens and other similar liens imposed by law incurred in the ordinary course of business for sums not yet due, if, in each case, adequate reserves are being maintained on the Company Group’s financial statements in accordance with GAAP, (3) all liens arising in favor of the United States government as a result of any progress payment clause contained in any contract with a Governmental Authority, (4) other encumbrances to the extent fully reflected in the Financial Statements, and (5) other encumbrances that do not materially detract from the value of, materially interfere with, or otherwise materially affect, the present use and enjoyment of the asset or property subject thereto or affected thereby.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Private Programs” shall mean private, non-governmental health care reimbursement programs.

“Purchase Price” – defined in paragraph 2.1(a).

“Retention Bonuses” – defined in paragraph 1.9.

“Seller Indemnified Persons” – defined in paragraph 11.4.

“Subsidiaries” – defined in Recital A.

“Tail Policy” – defined in paragraph 7.6.

“Taxes” (including with correlative meaning “Tax” and “Taxable”) shall mean (x) any and all taxes, and any and all other similar charges, fees, levies, duties, deficiencies, customs or other similar assessments or liabilities in the nature of a tax, including without limitation any income, gross receipts, ad valorem, net worth, premium, value-added, alternative or add-on minimum, excise, severance, stamp, occupation, windfall profits, real property, personal property, assets, sales, use, capital stock, capital gains, documentary, recapture, transfer, transfer gains, estimated, withholding, employment, unemployment insurance, unemployment compensation, social security, business license, business organization, workers compensation, payroll, profits, license, lease, service, service use, gains, franchise and other taxes imposed by any federal, state, local, or foreign Governmental Authority, (y) any interest, fines, penalties, assessments, or additions resulting from, attributable to, or incurred in connection with any items

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described in this paragraph or any contest or dispute thereof, and (z) any items described in this paragraph that are attributable to another person but that any Company Group Member is liable to pay by law, by contract, or otherwise.

“Tax Returns” shall mean any and all reports, returns, declarations, statements, forms, or other information required to be supplied to a Governmental Authority or to any individual or entity in connection with Taxes and any associated schedules, attachments, work papers or other information provided in connection with such items, including any amendments, thereof.

“Third Party Payor” includes any entity charged with paying claims or reimbursing the Business for health care services provided to Government Program or Private Program patients including but not limited to Government Program fiscal intermediaries and carriers or Durable Medical Equipment Regional Carriers and Private Program health insurance administrators or third party administrators.

“Workers’ Compensation Indemnified Entities” shall mean Seller, each Company Group Member, PCI Illinois, National Home Care, Inc., a New York corporation, Patient Care Medical Services, Inc. (Ohio), an Ohio corporation, Georgia Nursing Services, Inc., a Georgia corporation, Patient Care Massachusetts, Inc., a Delaware corporation, and E.C. Solutions, Inc., a Kentucky corporation.

“Workers’ Compensation Liability Policy” shall mean the Workers Compensation and Employers Liability Insurance Policy by and between Patient Care, Inc. and Zurich American Insurance Company, with policy number WC 2938825-03, as amended, supplemented or otherwise modified from time to time.

“Workers’ Compensation Claim” shall mean any facts, event or occurrence, or any claim asserted against a Workers’ Compensation Indemnified Entity, arising from or relating to accident, bodily injury and/or death of an employee of a Workers’ Compensation Indemnified Entity arising out of or occurring in the course of an employee’s employment with a Workers’ Compensation Indemnified Entity at any time through the Closing Date, regardless of whether those facts, events, occurrences or claims were reported or made before or after the Closing Date and regardless of whether the Workers’ Compensation Claim is covered by the Workers’ Compensation Liability Policy.

1.3	Seller Representative.

(a)       Seller hereby irrevocably constitutes and appoints the Seller Representative as its true and lawful agent and attorney-in-fact, with full power of substitution to act in Seller’s name, place and stead with respect to all transactions contemplated by and all terms and provisions of this Agreement, and to act on Seller’s behalf in any dispute, litigation or arbitration involving this Agreement, and to do or refrain from doing all such further acts and things, and execute all such documents as Seller Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including, without limitation, the power:

(i)        to waive any condition to the obligations of Seller to consummate the transactions contemplated by this Agreement;

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(ii)       to execute and deliver all ancillary agreements, certificates and documents, and to make representations and warranties therein, on behalf of Seller that the Seller Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement;

(iii)      to receive on behalf of, and to distribute all amounts payable to Seller under the terms of this Agreement;

(iv)      to execute any amendment or modification to this Agreement on behalf of Seller; and

(v)       to do or refrain from doing any further act or deed on behalf of Seller which the Seller Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement, as fully and completely as Seller could do if personally present.

(b)       The appointment of the Seller Representative shall be deemed coupled with an interest and shall be irrevocable, and Buyer, Company, each of their affiliates and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Seller Representative on behalf of Seller in all matters referred to herein. All notices delivered by Buyer or the Company (following the Closing) to the Seller Representative (whether pursuant hereto or otherwise) for the benefit of Seller and the Seller Representative shall constitute notice to Seller. The Seller Representative shall act for Seller on all of the matters set forth in this Agreement in the manner the Seller Representative believes to be in the best interest of Seller and consistent with its obligations under this Agreement, but the Seller Representative shall not be responsible to Seller for any loss or damages it may suffer by reason of the performance by the Seller Representative of its duties under this Agreement, other than loss or damage arising from willful violation of the law.

(c)       Seller hereby agrees to indemnify and hold harmless the Seller Representative from any loss, damage or expense arising from the performance of its duties as the Seller Representative hereunder, including, without limitation, the cost of legal counsel retained by the Seller Representative on behalf of Seller, but excluding any loss or damage arising from willful violation of the law. The Seller Representative may receive reimbursement from Seller for any and all expenses, charges and liabilities, including attorneys’ fees, reasonably incurred by the Seller Representative in the performance or discharge of his rights and obligations under this Agreement.

(d)       All actions, decisions and instructions of the Seller Representative taken, made or given pursuant to the authority granted to the Seller Representative pursuant to this paragraph 1.3 shall be conclusive and binding upon Seller, and Seller shall not have the right to object, dissent, protest or otherwise contest the same.

(e)       The provisions of this paragraph 1.3 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death or dissolutions, granted by Seller to the Seller Representative and shall be binding upon the executors, heirs, legal representatives, successors and assigns of Seller.

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1.4	Workers’ Compensation.

(a)       Buyer acknowledges and agrees that pursuant to the Assumption and Indemnification Agreement, Buyer shall (i) assume all obligations and liabilities of the Workers’ Compensation Indemnified Entities under or with respect to all Workers’ Compensation Claims and (ii) indemnify and hold harmless each Workers’ Compensation Indemnified Entity from, against and in respect of, and reimburse each Workers’ Compensation Indemnified Entity for, any Losses incurred by such Workers’ Compensation Indemnified Entity resulting from, arising out of or in connection with all Workers’ Compensation Claims, in each case, regardless of whether the Workers’ Compensation Claim was made or reported to an Indemnified Entity before or after the Closing Date and regardless of whether the Workers’ Compensation Claim is covered by the Workers’ Compensation Liability Policy. For the avoidance of doubt, the parties acknowledge and agree that the indemnification obligations of Buyer under the Assumption and Indemnification Agreement shall not be subject to the provisions hereof, including the limitations on indemnification set forth in Article 11.

(b)       Buyer acknowledges and agrees that pursuant to the Assumption and Indemnification Agreement, in connection with, and as of the time of, the Closing, Buyer shall (i) deposit or cause to be deposited with the Insurer substitute letters of credit for the benefit of Insurer as security for the obligations of Company under the Workers’ Compensation Liability Policy, and (ii) execute and deliver all agreements, certificates and documents necessary or appropriate and take all steps required to arrange for the Insurer to return and surrender certain letters of credit held by Insurer to Seller or Seller’s lenders for cancellation. Upon request of Buyer, Seller agrees to use its commercially reasonable efforts to cooperate with Buyer, at Buyer’s expense, to take such steps as are necessary to arrange for the Insurer to return and surrender such letters of credit to Seller or Seller’s lenders for cancellation.

1.5	Distribution. Before the Closing, the Company shall complete the Distribution.

1.6       Escrow Agreement. At the Closing, Seller, Seller Representative and Buyer shall enter into the Escrow Agreement with JPMorgan Chase Bank, National Association (the “Escrow Agent”), and Buyer shall pay the Escrow Amount to the Escrow Agent to be held by the Escrow Agent and disbursed pursuant to and in accordance with the provisions of this Agreement and the Escrow Agreement. The fees and expenses of the Escrow Agent shall be paid in equal shares by Seller and Buyer. The “Escrow Amount” shall be $4,500,000. The Escrow Amount shall be distributed to Seller (or its assigns) as follows: (a) $2,250,000 of such amount plus any interest accrued thereon shall be paid to Seller (or its successors and assigns) on the first anniversary of the Closing Date, net of (i) the aggregate amount of any indemnification claims paid to Buyer pursuant to this Agreement through such first anniversary of the Closing Date and any distributions made to Buyer pursuant to paragraph 2.1(e), and (ii) the reasonable and good faith estimates by Buyer of Losses of Buyer pursuant to any then pending indemnification claims made by Buyer in accordance with Article 11, and (b) the balance of the Escrow Amount shall be distributed to Seller (or its successors and assigns) on the second anniversary of the Closing Date net of the reasonable and good faith estimates by Buyer of Losses of Buyer pursuant to any then pending indemnification claims made by Buyer in accordance with Article 11, which withheld amounts shall be distributed to Seller (or its successors and assigns) or Buyer, as applicable, when the indemnification claim is finally

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resolved.

1.7       Robert Nixon Agreement. Concurrently the execution and delivery of with this Agreement, the Company and Robert Nixon are entering into (i) Consulting Agreement in the form attached hereto as Attachment B-1 and (ii) a Non-solicitation and Non-competition Agreement in the form attached hereto as Attachment B-2. Seller hereby consents to Robert Nixon’s entry into and performing under each of the Consulting Agreement and Non-solicitation and Non-competition Agreement.

1.8       Releases by Company Group Executives. Concurrently with the execution and delivery of this Agreement, each Company Group Member and each of Robert Nixon, Elias Nemnom and Ray Rasa shall execute a Release Agreement as of the date of this Agreement, in the form attached as Attachment C.

1.9       Retention Bonuses. Buyer shall provide retention bonuses to certain employees as described in a letter delivered by Buyer to Seller concurrently with the execution and delivery of this Agreement, to be paid by Buyer or the Company upon consummation of the Closing (collectively, the “Retention Bonuses”). For the avoidance of doubt, (i) Seller shall not be responsible for and shall not be required to pay any such Retention Bonuses, (ii) prior to the consummation of the Closing, no Company Group Member shall be responsible for or shall be required to pay any such Retention Bonuses, (iii) the Retention Bonuses shall be in addition to any other compensation, bonuses or severance otherwise payable to such employees, and (iv) Buyer shall bear all costs associated with the Retention Bonuses.

Article 2

Purchase Price and Payments

2.1	Purchase Price.

(a)       The aggregate consideration (the “Purchase Price”) payable by Buyer to Seller for the Shares shall be as follows:

(i)	$45,250,000, plus;
(ii)

an amount (which may be negative) equal to (A) Company Group’s Net Working Capital minus (B) Company Group’s long-term debt for money borrowed (excluding capital leases), in each case determined as of the close of business on the business day preceding the Closing Date. Notwithstanding anything to the contrary, the maximum positive adjustment to the Purchase Price based on this paragraph 2.1(a)(ii) shall be $600,000; plus

(iii)	an amount equal to the deposits held by Insurer with respect to the Workers’ Compensation Liability Policy, to the extent not included in Net Working Capital.

(b)       “Net Working Capital” shall mean, as of the close of business on the business day immediately preceding the Closing Date, Company Group’s current assets minus

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current liabilities (excluding capital leases), minus any severance payments to be made by Company Group to Robert Nixon (which payments shall be made at Closing), as determined in accordance with generally accepted accounting principles and otherwise consistent with Company Group’s historical accounting methods, practices and estimates. Notwithstanding anything in this Agreement to the contrary, current liabilities of Company Group shall (i) include for purposes of calculation of Net Working Capital all unpaid Taxes for Company Group for the period through the close of business on the business day preceding the Closing Date, other than (x) any Taxes that will be shown on any combined, consolidated, group or unitary Tax Return that includes Seller and (y) any Taxes relating to or arising from payments of the Retention Bonuses or severance, and (ii) exclude all liabilities relating to the Retention Bonuses and severance payments made or to be made by any Company Group Member to any Person other than Robert Nixon (regardless of whether such payments are be made at or after Closing).

(c)       Seller shall determine and provide Buyer with its estimate of Net Working Capital at least two business days prior to Closing (the “Estimated Net Working Capital”), and such amount shall be used to make a preliminary determination of the Purchase Price. This preliminary determination of Net Working Capital shall be used for purposes of calculating the Purchase Price payment to be made at Closing. As soon as reasonably practicable following the Closing Date, and in any event within sixty (60) days thereafter, Buyer shall prepare and deliver to Seller and the Seller Representative (i) an unaudited consolidated balance sheet of Company Group as of the close of business on the business day immediately preceding the Closing Date (the “Closing Balance Sheet”) and (ii) a calculation of the Net Working Capital as calculated from the Closing Balance Sheet. The Closing Balance Sheet shall be prepared by Buyer in accordance with GAAP using the same principles, practices and policies as those used in preparing the Financial Statements, and shall fairly present the financial position of Company Group as of as of the close of business on the business day immediately preceding the Closing Date. Following the delivery of the Closing Balance Sheet and such calculations, Buyer and Company Group shall provide Seller and the Seller Representative and their respective agents and representatives full access to the books and records and employees of Company Group to the extent necessary for the review of the Closing Balance Sheet and such calculations and shall cause the employees of Company Group to cooperate with Seller and the Seller Representative and its agents and representatives in connection with their review of the Closing Balance Sheet and such calculations.

(d)       If within 45 days following delivery of the Closing Balance Sheet, neither Seller nor the Seller Representative has given Buyer notice of an objection to the Closing Balance Sheet or the calculation of Net Working Capital, then Buyer’s determination of Net Working Capital shall be binding upon the parties. If Seller or the Seller Representative gives a notice of objection to the Closing Balance Sheet or the calculation of Net Working Capital (such notice must contain a statement of the basis of objection), then the issues in dispute will be submitted to the New York office of KPMG LLP, certified public accountants (or if KPMG LLP is unwilling to serve in such capacity, another accounting firm that has not been engaged on other matters by Buyer or Seller reasonably acceptable to Buyer and Seller, the “Accountants”), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party, and will be afforded the opportunity to present to the Accountants any material relating to the determination

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and to discuss the determination with the Accountants, (ii) the determination by the Accountants of Net Working Capital, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties, and (iii) the fees and expenses of the Accountants in connection with the resolution of disputes pursuant to this paragraph 2.1(d) shall be paid by or on behalf of Seller and the Seller Representative, on the one hand, out of the Escrow Amount (without any application of the indemnification deductible) and by Buyer, on the other hand, in inverse proportion as they may prevail on matters resolved by the Accountants, and such proportionate allocation also shall be determined by the Accountants when the Accountants’ determination is rendered on the merits of the matter submitted.

(e)       Within three (3) business days following final determination of the Net Working Capital in accordance with paragraph 2.1(d) (such final determination, the “Actual Net Working Capital”), (i) in the event the Actual Net Working Capital is less than the Estimated Net Working Capital, then the Escrow Agent shall distribute to Buyer out of the Escrow Amount an amount equal to the difference between the Actual Net Working Capital and the Estimated Net Working Capital and (ii) in the event the Actual Net Working Capital is greater than the Estimated Net Working Capital, Buyer shall pay to Seller (or its successors and assigns) the difference between the Actual Net Working Capital and the Estimated Net Working Capital, in each case by wire transfer of immediately available funds or check.

Article 3

The Closing

3.1	The Closing.

(a)       The Closing shall take place at the offices of Frost Brown Todd LLC in Louisville, Kentucky commencing at 9:00 a.m. local time on the date (the “Closing Date”) two business days after the satisfaction or waiver of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Articles 8 or 9), or such other date as may be mutually agreeable to Seller and Buyer. All transactions at the Closing shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed and no documents or certificates shall be deemed to have been delivered until all other transactions are completed and all other documents and certificates are delivered.

(b)	At the Closing:

(i)        Buyer shall deliver to Seller the Purchase Price (less the Escrow Amount, which shall be released as contemplated by paragraph 1.6) by wire transfer of immediately available funds;

(ii)       Seller shall deliver to Buyer the various certificates, instruments and documents referred to in this Agreement;

(iii)      Buyer shall deliver to Seller and the Seller Representative the various certificates, instruments and documents referred to in this Agreement;

(iv)	Seller shall deliver the resignations of each person serving as a

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director or officer of each Company Group Member, effective as of the Closing;

(v)       Buyer and the Workers’ Compensation Indemnified Entities shall execute and deliver the Assumption and Indemnification Agreement;

(vi)      Buyer, the Seller Representative, Seller and the Escrow Agent shall execute and deliver the Escrow Agreement, in the form attached as Attachment D (the “Escrow Agreement”), and Buyer shall deposit the Escrow Amount with the Escrow Agent by wire transfer of immediately available funds;

(vii)     Seller shall deliver or cause to be delivered to Buyer certificates representing all of the Shares, or if such stock certificates are not then available, affidavits of loss in lieu thereof, which certificates or affidavits shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such other documents as may be reasonably requested by Buyer to effect a valid transfer of such Shares by Seller to Buyer;

(viii)    Seller shall deliver to Buyer copies of director and stockholder actions approving the sale of the Shares, this Agreement and the transactions otherwise contemplated by this Agreement, all in a form reasonably satisfactory to Buyer;

(ix)      Buyer shall deliver to the Seller Representative copies of resolutions of the board of directors of Buyer approving the purchase of the Shares, this Agreement and the transactions otherwise contemplated by this Agreement, all in a form reasonably satisfactory to Seller;

(x)       Buyer and Seller shall execute and deliver a control agreement in favor of Buyer relating to proceeds of accounts receivable of Company Group Members deposited in certain deposit accounts of Seller;

(xi)      Buyer, Seller and the Company shall execute and deliver an assignment by Seller to the Company of the Information Services Agreement by and between Seller and HealthWyse, LLC dated January 11, 2006;

(xii)     Seller shall deliver or cause to be delivered to Buyer a “payoff letter” or similar document(s) from Steel City Capital Funding, LLC (successor to PNC Bank, National Association) under the Credit Agreement acknowledging that, upon receipt of such payment in full, (x) all obligations for money borrowed, fees, costs and expenses under the Credit Agreement be fully discharged, (y) the Credit Agreement be terminated and (z) any and all Encumbrances held by or on behalf of the lender in connection with the Credit Agreement on the capital stock, assets and properties of Company Group be terminated and released;

(xiii)    Seller shall deliver to Buyer evidence reasonably satisfactory to Buyer of the consummation prior to the Distribution of the capital contributions set forth in paragraph 7.9;

(xiv)	Seller shall deliver or cause to be delivered to Buyer an Opinion of

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Seller’s counsel in the form attached hereto as Attachment E;

(xv)     Buyer shall deliver or cause to be delivered to Seller an Opinion of Buyer’s counsel in the form attached hereto as Attachment F; and

(xvi)    Buyer, Seller, Seller Representative and PCI Illinois shall execute and deliver an assignment by PCI Illinois to Buyer of the Collection of Accounts Receivable and Interim Billing Agreement dated as of June 1,2007 by and among Amedisys Illinois, L.L.C., a limited liability company organized under the laws of the State of Illinois, and PCI Illinois.

(c)       Each party hereto agrees that it shall, from time to time after the Closing Date, take such additional action and execute and deliver such further documents as any other party hereto may reasonably request in order to effectively consummate the transactions contemplated by this Agreement.

(d)       Seller shall deliver to Buyer an affidavit dated as of the Closing Date, under penalties of perjury, in form reasonably satisfactory to Buyer and complying with the requirements of Treasury Regulations Sections 1.1445-2(b), establishing that withholding is not required under Section 1445 of the Code because Seller is not a foreign person within the meaning of Section 1445 of the Code.

Article 4

Representations and Warranties of Seller

As a material inducement to Buyer to enter into and perform this Agreement, except as set forth in the Schedules hereto (each Schedule qualifies the correspondingly numbered representation and warranty to the extent expressly specified therein and such other representations and warranties to the extent a matter in such Schedule is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty readily apparent), Seller hereby represents and warrants to Buyer as follows:

4.1	Authority as to Execution; No Violation; Organization.

(a)       Seller has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such validity, binding effect or enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action on the part of Seller.

(b)       The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of, result in the breach of, or accelerate or permit the acceleration of any performance required by

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the terms of, any contract, agreement, arrangement or undertaking to which Seller or any Company Group Member is a party or by which Seller’s or any Company Group Member’s assets may be bound; any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority to which Seller or any Company Group Member is subject or by which Seller’s or any Company Group Member’s assets may be bound; or any applicable law, ordinance, rule or regulation of any Governmental Authority applicable to Seller or any Company Group Member; (ii) violate Seller’s or any Company Group Member’s organizational documents; (iii) result in the creation of any claim, lien, charge or encumbrance upon any Company Group Member’s assets; or (iv) in any way affect or violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any Licenses, except in the case of clauses (i), (iii) and (iv) of this sentence, as would not, individually or in the aggregate, have a Material Adverse Effect or as would otherwise become applicable as a result of the business or activities in which Buyer causes Company Group to be engaged in after the Closing Date.

(c)       Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, operate and lease its assets and carry on its business as currently conducted. Except as set forth on Schedule 4.1(c), Seller is duly licensed or qualified to do business as a foreign corporation under the laws of each other jurisdiction in which the character of its properties or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect. Copies of Seller’s certificate of incorporation and by-laws, each as amended to date and made available to Buyer’s counsel, are complete and correct. Seller shall promptly provide to Buyer copies of any amendments to Seller’s certificate of incorporation and by-laws.

(d)       Each Company Group Member is a corporation duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, operate and lease its assets and carry on its business as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 4.1(d) identifies the state of incorporation of each Company Group Member and each state where such Company Group Member is licensed or qualified to do business as a foreign corporation. Copies of the organizational documents of each Company Group Member, in each case as amended to date and made available to Buyer’s counsel, are complete and correct, and no amendments thereto are pending.

(e)       Except as set forth on Schedule 4.1(e), neither Company nor any Subsidiary owns directly or indirectly any securities or investment (whether equity or debt) in any Person (other than investments in short term investment securities).

(f)        Since the relevant Applicable Date, no Company Group Member has engaged in any business activities other than the Business or has owned or leased any assets other than (i) assets used in the Business or (ii) the capital stock of the Excluded Corporations.

4.2	Licenses. Each of Company and the Subsidiaries has obtained and holds all

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licenses, permits, certificates, accreditations and authorizations other than Health Care Licenses necessary for it to operate its business as currently conducted, except where the failure to have obtained or hold such licenses, permits, certificates, accreditations or authorizations would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the “Licenses”). Schedule 4.2 sets forth a list of all Licenses, and a copy of each License has been delivered to Buyer. Except as set forth on Schedule 4.2, (i) to Seller’s knowledge, each License is valid and in full force and effect, (ii) to Seller’s knowledge, no default or violation exists under any License, (iii) none of Company or any Subsidiary has received any written notice or threat of suspension, deficiency or cancellation of any License, and (iv) to Seller’s knowledge, no event has occurred that (with or without notice or the passage of time) would constitute a breach or violation of any License, except in each case, as would not, individually or in the aggregate, have a Material Adverse Effect or would become applicable as a result of the business or activities in which Buyer proposes Company or the Subsidiaries to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Company, the Subsidiaries or Buyer.

4.3	Environmental Standards.

(a)       Each Company Group Member has operated its Business, and if applicable, since the Applicable Date, owned its real property, in compliance in all material respects with all federal, state and local Law relating to: (i) releases or threatened releases or the use, storage, transportation or disposal of hazardous substances, hazardous waste, pollutants or contaminants, as those terms are now defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et seq.), or petroleum (collectively, “Hazardous Substances”), and (ii) the protection of the environment (collectively, “Environmental Laws”).

(b)       No Company Group Member has disposed, nor authorized any third-party to dispose, of any Hazardous Substances on, under or at the leased premises of the Business in a manner that would reasonably be expected to result in any material liability to any Company Group Member under any Environmental Laws.

(c)       No Company Group Member currently owns any real property. Since the relevant Applicable Date, no Company Group Member has owned any real property.

The representations and warranties set forth in this paragraph 4.3 shall constitute the only representations and warranties by Seller with respect to environmental matters.

4.4	Taxes.

(a)       Company Group has properly filed all material Tax Returns that it is and was required to file, and all such Tax Returns were accurate and complete in all material respects. All Taxes due and payable before the date hereof by the Company Group have been paid by the Company Group on or prior to the due date therefor, unless such Taxes are being contested in good faith and for which adequate reserves have been accounted for in accordance with GAAP. Each Company Group Member has properly withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor, or other third party

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(b)       To Seller’s knowledge, no examination or audit of any Tax Return of Company Group by any Governmental Authority is currently in progress or threatened in writing. Schedule 4.4 sets forth each jurisdiction (other than United States federal) in which any Company Group Member files a Tax Return, including without limitation each state and local jurisdiction in which any Company Group Member files Tax Returns. No Company Group Member has been informed in writing by any jurisdiction that the jurisdiction believes that Company Group was required to file any Tax Return that was not filed. No Company Group Member is a party to any litigation regarding Taxes.

(c)       Except as set forth on Schedule 4.4, each Company Group Member is, and has been since the relevant Applicable Date, validly classified and treated as a “corporation” for federal income tax purposes and validly treated in a similar manner for purposes of the income Tax laws of all states in which it has been subject to taxation. Seller is the common parent of a consolidated group of corporations including Company Group that files consolidated federal income tax returns.

(d)       Except as set forth on Schedule 4.4, Seller has made available to Buyer (i) complete and correct copies of all material Tax Returns of Seller filed by Seller relating to Taxes for all taxable periods beginning on or after January 1, 2004 and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of assessment, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of Seller relating to Taxes for all taxable periods beginning on or after January 1, 2004.

(e)       Except as set forth on Schedule 4.4, no Company Group Member has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney relating to Taxes with any Governmental Authority.

(f)        Except as set forth on Schedule 4.4, there are no liens with respect to Taxes upon any of the assets of any Company Group Member, other than with respect to Taxes not yet due and payable or that are being contested in good faith under appropriate proceedings. Schedule 4.4 sets forth all Taxes that are being contested by any Company Group Member in good faith under appropriate proceedings.

(g)       No Company Group Member is bound by any Tax indemnity, Tax sharing or Tax allocation agreement that will not be terminated as of the Closing Date, and no Company Group Member has any current contractual obligation to indemnify any entity or individual with respect to Taxes regarding Company Group Member.

(h)       No Company Group Member is a “foreign person” within the meaning of Section 1445 of the Code.

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(i)        Except as set forth on Schedule 4.4, no Company Group Member has any obligation to make any payment that could be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law).

For the avoidance of doubt, Seller makes no representations or warranties in respect of the existence, amount, usability or any other aspect of any Tax attributes of Company Group, including, but not limited to, net operating losses, capital loss carryforwards, foreign tax credit carryforwards, asset bases and depreciation periods.

The representations and warranties set forth in this paragraph 4.4 shall constitute the only representations and warranties by Seller with respect to Taxes, Tax Returns and other Tax matters.

4.5	Title; Real Property.

(a)       Each Company Group Member has sole, exclusive, good (legal and beneficial) and marketable title to, or in the case of any equipment leases, a sole and exclusive enforceable leasehold interest in, all of such Company Group Member’s tangible assets set forth on the December 31, 2007 balance sheet included among the Financial Statements, free and clear of any mortgage, security interest, pledge, lien, claim, encumbrance, sublease, license, or other adverse or intervening interest other than Permitted Encumbrances, except for those set forth in Schedule 4.5(a). The tangible assets included among Company Group’s assets are in good condition, free from material defects, reasonable wear and tear and normal depreciation excepted.

(b)       Schedule 4.5(b) lists all real property leases of Company Group (“Real Property Leases”). Company Group’s interest in the Real Property Leases is not subject to any liens, claims or encumbrances, except for those set forth in Schedule 4.5(b). True and correct copies of the Real Property Leases have been made available to Buyer by Seller. Subject to the terms of the respective Real Property Leases, Company Group member party thereto has a valid and subsisting leasehold estate in and the right to quiet enjoyment to the property subject thereto. The Real Property Leases are in full force and effect and are enforceable against the applicable Company Group member party thereto in accordance with their respective terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally. Company Group has not sublet all or any portion of any property subject to a Real Property Lease. Company Group has not received any written notice of material default under any Real Property Lease, and no member of Company Group is in default, and to Seller’s knowledge there, there are no defaults by any landlord under any Real Property Lease. All facilities and improvements on property subject to any Real Property Lease are adequate and suitable for the conduct of the Business as currently conducted and are in good working order and condition, ordinary wear and tear excepted, and are supplied with utilities and other services necessary for their operation in connection with the Business as currently conducted.

(c)       To Seller’s knowledge, there are no pending or threatened condemnation or other proceedings that could adversely affect the current use or occupancy of the real property used by Company Group in the operation of the Business.

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4.6	Intellectual Property.

(a)       Except as set forth on Schedule 4.6, the Company or a Subsidiary is the owner of, or has the right to use, all intellectual property rights, including patents, registered trademarks and service marks, trade names, unregistered trademarks and service marks, copyrights and other intellectual property rights (collectively, the “Intellectual Property Rights”), as are necessary in connection with the business of the Company and its Subsidiaries as currently conducted. Schedule 4.6 sets forth a complete and correct list of all registered trademarks and service marks, trade names and unregistered trademarks and service marks owned by any Company Group Member and used in the conduct of the Business.

(b)       To Seller’s knowledge, no Company Group Member has (i) materially interfered with, infringed upon, or misappropriated any Intellectual Property Rights of third parties, or (ii) received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement or misappropriation (including any written claim that such Company Group Member must license or refrain from using any Intellectual Property Rights of a third party in connection with the conduct of the Business). To Seller’s knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights owned by any Company Group Member.

The representations and warranties set forth in this paragraph 4.6 shall constitute the only representations and warranties by Seller with respect to Intellectual Property Rights and related matters.

4.7	Insurance.

(a)       Schedule 4.7(a) sets forth a true and complete list of all policies of insurance (the “Insurance Policies”) that insure the Business or any Company Group Member’s assets, setting forth the names of insurers and policy numbers. No Company Group Member is in default with respect to its obligations under any such insurance policy and has not been denied insurance coverage or been subject to any gaps in insurance coverage during the past two years.

(b)       Schedule 4.7(b) sets forth a true and complete list of all claims against the Insurance Policies during the past two years. During the past two years, no insurer has questioned, denied or disputed (or otherwise reserved its rights with respect to) the coverage of any pending claim, or threatened to cancel any policy insuring any of any Company Group Member’s assets or the Business.

4.8       Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, Seller and its Excluded Subsidiaries shall be able to pay their respective debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, Seller and its Excluded Subsidiaries shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred by Seller or its affiliates in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer, Seller or

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any Company Group Member.

4.9	Contracts and Commitments.

(a)       Schedule 4.9 lists the following written agreements to which any Company Group Member is a party that is executory as of the date of this Agreement (other than this Agreement) (each a “Company Group Contract” and collectively, the “Company Group Contracts”):

(i)        any agreement (or group of related agreements) for the lease of personal property from or to a third party providing for lease payments in excess of $50,000 per annum that cannot be cancelled by the Company or its Subsidiaries without penalty upon notice of 90 days or less;

(ii)       any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which involves payments in excess of $50,000 per annum that cannot be cancelled by the Company or its Subsidiaries without penalty upon notice of 90 days or less, or (B) in which any Company Group Member has granted any “most favored nation” pricing provisions or exclusivity rights;

(iii)      any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

(iv)      any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed indebtedness (including capitalized lease obligations) involving more than $50,000 that cannot be cancelled by the Company or its Subsidiaries without penalty upon notice of 90 days or less, or under which it has imposed a lien or security interest on any of its assets, tangible or intangible;

(v)       any agreement for the disposition of any significant portion of the assets or business of Company Group taken as a whole (other than sales in the ordinary course of business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases in the ordinary course of business);

(vi)      any employment, consulting or similar agreement with any current or former officer, manager or stockholder of Company or any Subsidiary involving annual payments in excess of $100,000 that cannot be terminated by the Company or its Subsidiaries without penalty upon notice of 90 days or less;

(vii)     any agreement which contains any provisions requiring any Company Group Member to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products or the provision of services entered into in the ordinary course of business);

(viii)    any agreement under which any Company Group Member is restricted from engaging in the Business in any geographic area, during any period of time or any segment of the market or line of business;

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(ix)      collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice;

(x)       contract under which any Company Group Member has advanced or loaned any other person amounts exceeding $50,000, other than trade credit extended in the ordinary course of business;

(xi)      management, consulting, advertising, marketing, promotion, technical services, advisory or other contract or similar arrangement relating to the design, marketing, promotion, management or operation of any Company Group Member involving payments in excess of $50,000 per year that cannot be terminated by the Company or its Subsidiaries without penalty upon notice of 90 days or less;

(xii)     lease or agreement under which it is lessor of or permits any third party to hold or operate any personal property owned or controlled by it, calling for payments in excess of $50,000 per year that cannot be terminated by the Company or its Subsidiaries without penalty upon notice of 90 days or less; and

(xiii)    any software license agreement, other than commercial off-the-shelf software.

(b)       Company Group has made available to Buyer a complete and accurate copy of each Company Group Contract. With respect to each Company Group Contract except as disclosed in Schedule 4.9: (i) the Company Group Contract is in full force and effect and is valid, binding on and enforceable against the applicable Company Group Member party thereto, and to Seller’s knowledge, the other parties thereto, except as such validity, binding effect or enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles; and (ii) neither the Company Group Member party thereto nor, to Seller’s knowledge, any other party, is in material breach or violation of, or default under, any such Company Group Contract, and no event has occurred, is pending or, to Seller’s knowledge, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default by the applicable Company Group Member or, to Seller’s knowledge, any other party under such Company Group Contract.

4.10     No Violation of Law. No Company Group Member is in default or violation in any material respect of any Law applicable to such Company Group Member or by which any property or asset of such Company Group Member is bound. Except as disclosed on Schedule 4.10, no Company Group Member has received a written notice of a default or violation that, with or without the lapse of time or giving of notice, would constitute a default or violation in any material respect of any Law applicable to such Company Group Member. Notwithstanding the foregoing, the representations and warranties in this paragraph 4.10 do not apply to matters covered by paragraphs 4.3, 4.4 and 4.6, which matters are covered exclusively in such paragraphs.

4.11	Litigation. Except as disclosed on Schedule 4.11, there are no actions, suits or

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proceedings pending (and with respect to those actions, suits or proceedings that have not been properly served on a Company Group Member, this representation and warranty is only to Seller’s knowledge) or, to Seller’s knowledge, threatened in writing before any Governmental Authority (i) against any Company Group Member or (ii) to which a Company Group Member’s assets are subject. As of the date hereof, there are no actions, suits or proceedings pending, or, to Seller’s knowledge threatened against any Company Member that seek to prohibit or materially and adversely restrict or delay the consummation of the transactions contemplated by this Agreement. As of the date hereof, no Company Group Member is the subject of any judgment, order, writ, injunction or decree that seeks to prohibit or materially and adversely restrict or delay the consummation of the transactions contemplated by this Agreement.

4.12     Labor. No Company Group Member is a party to or otherwise bound by any collective bargaining or other union contract. To Seller’s knowledge, there is not pending or threatened against any Company Group Member any grievance, labor dispute, organizational activity, union trouble, work slowdown, lockout, strike or work stoppage. Each Company Group Member has complied in all material respects with all applicable Laws pertaining to the employment of labor.

4.13	Employees.

(a)       To Seller’s knowledge, except as set forth on Schedule 4.13(a), no key employee or group of employees has any plans to terminate employment with any Company Group Member. Each Company Group Member is in compliance in all material respects with all applicable Laws relating to the hiring and employment of employees, including but not limited to those relating to discrimination, disability, labor relations, wages, hours, collective bargaining, employee health and safety and fair employment.

(b)       Schedule 4.13(b) contains a complete and accurate list and a brief description of all cash bonus plans, stock option and stock incentive plans, employment agreements, consulting agreements, change-of-control agreements, and severance agreements or plans between a Company Group Member and any officer, director or employee of such Company Group Member in effect on the date hereof (other than at-will employment relationships), other than those relating to the Retention Bonuses.

4.14	Employee Benefits.

(a)       Schedule 4.14 contains a complete and accurate list of all Company Group Plans. Complete and accurate copies of (i) all Company Group Plans which have been reduced to writing, (ii) written summaries of all unwritten Company Group Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R, material correspondence to or from the U.S. Department of Labor or the Internal Revenue Service and (for all funded plans) all plan financial statements for the last three plan years for each Company Group Plan, have been made available to Buyer.

(b)       Each Company Group Plan has been administered in all material respects in accordance with its terms and each Company Group Member and the ERISA Affiliates has in all material respects met its obligations with respect to each Company Group Plan and has made

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all required contributions thereto. Each Company Group Member and each Company Group Plan that is subject to ERISA are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder. All material filings and reports as to each Company Group Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

(c)       There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Group Plans and proceedings with respect to qualified domestic relations orders) against or involving any Company Group Plan or asserting any rights or claims to benefits under any Company Group Plan that could reasonably be expected to give rise to any material liability.

(d)       No Company Group Member or any ERISA Affiliate maintains or has maintained since January 1, 2004 an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(e)       No Company Group Member or any ERISA Affiliate is obligated or has been obligated since January 1, 2004, to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(f)        There are no unfunded obligations under any Company Group Plan to provide benefits after termination of employment to any employee of a Company Group Member (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable Law and insurance conversion privileges under state Law.

(g)       No act or omission has occurred and no condition exists with respect to any Company Group Plan that would subject any Company Group Member to (x) any fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (y) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Company Group Plan.

(h)       No Company Group Plan is funded by a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(i)        Each Company Group Plan that is subject to ERISA may be amended and terminated unilaterally by the applicable Company Group Member at any time without material liability or expense to any Company Group Member or such Company Group Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Company Group Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits a Company Group Member from amending or terminating any such Company Group Plan that is subject to ERISA.

(j)        Schedule 4.14 discloses each: (i) Company Group Plan or other agreement with any stockholder, manager or executive officer of any Company Group Member (A) under which the benefits are contingent, or the terms of which are altered, upon the occurrence of the

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transactions contemplated by this Agreement or (B) providing severance benefits or other benefits after the termination of employment of such manager, executive officer or Key Employee; (ii) Company Group Plan or other agreement or arrangement under which the consummation of the transactions contemplated by this Agreement will result in any person receiving payments from any Company Group Member that may be subject to the tax imposed by Section 4999 of the Code or will not be deductible by Company Group under Section 280G of the Code; and (iii) Company Group Plan or other agreement binding any Company Group Member, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Group Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement.

(k)       There are no severance obligations of a Company Group Member currently payable to current or former employees of any Company Group Member other than (i) the Retention Bonuses and (ii) those set forth on Schedule 4.13(b) or accrued on the Company Group’s Financial Statements.

4.15	Consents.

(a)       Except as set forth on Schedule 4.15(a), the execution, delivery and performance of this Agreement by Seller will not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority.

(b)       Except as set forth on Schedule 4.15(b), the execution, delivery and performance of this Agreement by Company will not, as of the Closing Date, require any consents under any Company Group Contract.

4.16     Commissions. No Company Group Member has incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with the transactions contemplated by this Agreement.

4.17	Financial Statements; Undisclosed Liabilities.

(a)       Seller has delivered to Buyer the audited consolidated balance sheets of Seller as of December 31, 2005, 2006 and 2007 and the related statements of operations, cash flows and changes in stockholders’ equity for the fiscal years then ended (collectively, the “Financial Statements”). The Financial Statements fairly present, in accordance with United States generally accepted accounting principles applicable to companies that do not have securities registered under the Securities Exchange Act of 1934 (“GAAP”), the consolidated financial condition of Seller and its subsidiaries as of the respective dates of, and the consolidated results of operations and cash flows of Seller and its subsidiaries for the respective periods, presented in such Financial Statements. The Financial Statements reflect the consistent application of such accounting principles throughout the periods involved other than as otherwise disclosed therein. The Financial Statements have been prepared in accordance with the accounting records of Company Group.

(b)       There are no liabilities (whether known, unknown, contingent or otherwise) of Company Group required to be reflected on a consolidated balance sheet prepared

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in accordance with GAAP other than (i) liabilities or obligations reflected on the Financial Statements or in the notes thereto, (ii) liabilities or obligations incurred since December 31, 2007 in the ordinary course of business consistent with past practice, or (iii) liabilities that would not, individually or in the aggregate, have a Material Adverse Effect. To Seller’s knowledge, Schedule 4.17(b) is a true and correct list of all liabilities required to be disclosed pursuant to the preceding sentence but not so disclosed because they fall within the scope of clause (iii) of the preceding sentence, each of which liabilities individually exceeds $100,000.

(c)       Schedule 4.21 includes a list and description of each Company Group Member’s bank accounts.

4.18     Absence of Changes. Between December 31, 2007 and the date hereof, except as disclosed on Schedule 4.18, Company Group:

(a)       has operated the Business in the ordinary course of business consistent with past practice;

(b)       has not permitted any of its assets to become subject to a lien or other encumbrance other than Permitted Encumbrances;

(c)       has not suffered any loss, destruction, damage or eminent domain taking (in each case, whether or not insured) that is material to the Business or Company Group’s assets, taken as a whole;

(d)       has not sold, assigned, transferred, leased, licensed or otherwise disposed or encumbered any Company Group Member’s assets (tangible or intangible), except (i) Permitted Encumbrances, (ii) in the ordinary course of business consistent with past practice or (iii) as contemplated by this Agreement or the transactions contemplated hereunder;

(e)       has not terminated any of the relationships of the Business between any Company Group Member, on the one hand, and any dealer, franchisee, distributor, licensee, licensor or supplier material to Company Group, taken as a whole, on the other hand;

(f)        has not granted or incurred any obligation for any increase in the compensation of any employee of any Company Group Member engaged in the Business (including any increase pursuant to any bonus, pension, profit-sharing, retirement, or other plan or commitment), except for raises and payment of annual bonuses in the ordinary course of business consistent with past practice and the Retention Bonuses;

(g)       has not made any material change in its methods of accounting or accounting principles or practices (including with respect to reserves) with respect to the Business;

(h)       except as contemplated by this Agreement or the transactions contemplated hereunder, has not entered into any other material transaction related to the Business, other than in the ordinary course of business;

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(i)        except as contemplated by this Agreement or the transactions contemplated hereunder, has not agreed, whether orally or in writing, to do any of the foregoing; and

(j)        has not suffered any event or circumstance that has had a Material Adverse Effect.

4.19     Internal Control. Company Group maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.20	Capitalization; Ownership.

(a)       The authorized capital stock of Company consists of 1,000 shares of Company Common Stock, of which 250 shares are issued and outstanding and no shares are held as treasury shares. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no contracts relating to the issuance, sale or transfer of any equity securities or other securities of Company. There are no outstanding agreements or commitments to which Company is a party or which are binding upon Company for the redemption of any of its equity.

(b)       The authorized and issued capital stock of each Subsidiary is set forth on Schedule 4.20(b) (collectively, the “Subsidiary Common Stock”). All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and is held of record by Company. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any Subsidiary to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no contracts relating to the issuance, sale or transfer of any equity securities or other securities of Company.

(c)       Seller owns of record and beneficially the Shares. Such Shares are, and when delivered by Seller to Buyer pursuant to this Agreement will be, free and clear of any and all Encumbrances, other than Encumbrances resulting from this Agreement. Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting or transfer of any Company Common Stock which will survive the Closing Date.

(d)       Company owns of record and beneficially the Subsidiary Common Stock. Such Subsidiary Common Stock is, and when the Company Common Stock is delivered by Seller to Buyer pursuant to this Agreement will be, free and clear of any and all Encumbrances,

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other than Encumbrances resulting from this Agreement. Neither Seller nor Company is party to any voting trust, proxy, or other agreement or understanding with respect to the voting or transfer of any Subsidiary Common Stock which will survive the Closing Date.

4.21     Accounts Receivable. The accounts receivable of Company Group reflected on the balance sheet as of December 31, 2007 included among the Financial Statements, and all accounts receivable of Company Group arising since December 31, 2007, represented bona fide claims of Company Group Members against debtors for services performed or other charges, and were, to Seller’s knowledge, subject to no setoffs or counterclaims, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the balance sheet as of December 31, 2007 and, in the case of accounts receivable arising since December 31, 2007, to the extent of a reasonable reserve rate for bad debts on accounts receivable. A complete and accurate list of the accounts receivable of the Company Group Members as of the close of business on the business day preceding the date of this Agreement, showing the aging thereof, is included in Schedule 4.21. As of the date hereof, no Company Group Member has received any written notice from an account debtor stating that any account receivable of such Company Group Member in an amount in excess of $50,000 is subject to any contest, claim or setoff by such account debtor.

4.22     Certain Business Relationships With Affiliates. No affiliate of a Company Group Member, including without limitation any current or former executive employee of any Company Group Member, (a) owns any property or right, tangible or intangible, which is used in the Business, (b) has any claim or cause of action against any Company Group Member, or (c) owes any money to, or is owed any money by, any Company Group Member, except as disclosed in Schedule 4.22.

4.23	Health Care Licenses.

(a)       All Health Care Licenses applicable to any Company Group Member, to the extent necessary for the conduct of the Business as currently conducted: (i) have been obtained, are in effect and are set forth in Schedule 4.23(a); (ii) are valid in each jurisdiction in which such Health Care Licenses were issued or are operable; and (iii) have not been revoked or forfeited. Except as disclosed in Schedule 4.23(a), no Company Group Member is a party to any order or legal or administrative proceeding with respect to any of the Health Care Licenses. No Company Group Member has received written notice of any action pending or recommended by any Governmental Authority (or in the case of accreditation, the accrediting body) having jurisdiction over a Health Care License to revoke, withdraw or suspend any such Health Care License that has not been resolved without the subject Health Care License being revoked, withdrawn or suspended.

(b)       Each Company Group Member has complied in all material respects with all state licensing standards and Laws and any obligation included in any Health Care Licenses.

4.24     No Agency Action orEnforcement. Schedule 4.24(a) lists all financial relationships (whether or not memorialized in writing), including any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest, that any Company Group Member has had with any individual known by it to be a physician or an

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immediate family member of a physician since the relevant Applicable Date, in connection with the Business. For purposes of this paragraph 4.24, the term “financial relationship” has the meaning set forth in 42 U.S.C. § 1395nn and the regulations promulgated thereunder. Schedule 4.24(b) identifies each Government Program and each Private Program in which each Company Group Member participates and is presently receiving or is eligible to receive payments. Except as set forth in Schedule 4.24(c), for those operations related to and of the Business:

(a)       No Company Group Member is currently, with respect to any Governmental Authority: (i) to Seller’s knowledge, the subject of any audit, inquiry, focused review or investigation; or (ii) party to any consent decree, judgment, order, or settlement that (A) requires the payment of money by any Company Group Member to any Governmental Authority or Third Party Payor, (B) requires any recoupment of money from any Company Group Member by any Governmental Authority or Third Party Payor, or (C) requires or prohibits any activity by any Company Group Member;

(b)       since January 1, 2004, no Company Group Member has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Authority, trade association, professional review organization, accrediting organization, licensing or certifying agency, other than any such inspection, investigation, survey, audit, monitoring or other form of review that was conducted by any such Governmental Authority, trade association, professional review organization, accrediting organization, licensing or certifying agency in the ordinary course of business;

(c)       to Seller’s knowledge, no Company Group Member is subject to (i) any proceeding to exclude or suspend any Company Group Member from any Government Program or any Private Program in which it participates, or (ii) any corporate integrity agreement, settlement agreement, or other comparable agreement with any Governmental Authority;

(d)       since the relevant Applicable Date, no Company Group Member has received any written notice indicating that its qualification as a participating provider in any Governmental Program or Private Program in which it participates has been terminated or withdrawn;

(e)       to the extent required by Law, since the relevant Applicable Date, each Company Group Member has verified the credentials and conducted criminal background checks and screened employees and independent contractors under the List of Excluded Individuals/Entities for all persons providing patient care or other services reimbursable under Government Programs;

(f)        since the relevant Applicable Date, no Company Group Member has received any written notice of any requirement or demand of any Governmental Authority to provide additional personnel, training or supervision so as to conform to or comply with any existing Law or Health Care License;

(g)       except as listed on Schedule 4.26, no Company Group Member has any reimbursement or payment rate appeals, disputes or contested positions pending before any Governmental Authority or any administrator of any Private Program;

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(h)       Each Company Group Member has complied in all material respects with all requirements regarding collection of co-payments and deductibles and reimbursement of credit balances under Government Programs and Private Programs in which such Company Group Member participates; and

(i)        Seller has made available to Buyer accurate and complete copies, with respect to each applicable Company Group Member, of such entity’s Medicare and Medicaid certification survey reports for the past three years, including any statements of deficiencies and plans of correction for the past three years.

4.25	HIPAA Compliance.

(a)       Each Company Group Member, for those operations related to and of the Business, has established and implemented such policies, programs, procedures, contracts and systems, as are necessary to comply with HIPAA; Title II, Subtitle F, Sections 261-264, Public Law 104-191; and the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Parts 160-164, and the HIPAA Security and Transactions and Code Sets standards.

(b)      Except as set forth on Schedule 4.25, each Company Group Member is in compliance in all material respects with HIPAA Privacy and Security laws. No Company Group Member is aware of any breach of the HIPAA Privacy and Security laws. Seller has made available to Buyer all consultant reports and plans of action for implementation of any HIPAA requirements under the Privacy and Security laws applicable to any Company Group Member.

4.26	Billing Practices; Reimbursements.

(a)       Since January 1, 2004, all reports, cap reports, cost reports, billings, claims or other filings for professional and related services submitted by or on behalf of any Company Group Member related to and of the Business to any Governmental Authority, including its fiscal intermediaries and/or carriers and insurance carriers for any Government Program, or any Third Party Payors, have been timely submitted in compliance in all material respects with all applicable Law and Health Care Licenses and are accurate and complete in all material respects. Each Company Group Member is and, since January 1, 2004, has been in compliance in all material respects with the filing requirements with respect to required cost reports of such Company Group Member, and such reports do not claim, and no Company Group Member has received, payment or reimbursements in excess of the amount provided or allowed by applicable Law or any applicable agreement, except where excess reimbursement was noted on the cost report. Each Company Group Member has paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments which have become due pursuant to such reports, cap reports, cost reports, billings or other filings and has not claimed or received reimbursements from Government Programs or Private Programs in excess of amounts permitted by Law. Except as set forth in Schedule 4.26, there are no pending appeals, adjustments, challenges, audits, inquiries, additional document requests, litigation or notices of intent to audit, reopening of cost reports, Notices of Program Reimbursement reflecting overpayments, penalties, interest or fines with respect to any such reports, cap reports, cost reports, billings or other filings related to and of the Business. All billing practices of each Company Group Member with respect to Third Party Payors and Government Programs have, since January 1,

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2004, been in compliance in all material respects with all applicable Law and applicable policies of such Third Party Payors and Government Programs.

(b)       Each Company Group Member is certified for participation in and reimbursement from those Government Programs and Private Programs identified on Schedule 4.24(b). Each Company Group Member has current provider numbers (if applicable) and provider agreements for each such Government Program and Private Program in which it participates, and is in compliance in all material respects with all requirements of each Government Program and each Private Program in which such Company Group Member participates.

4.27	Regulatory Compliance.

(a)       Each Company Group Member is in compliance in all respects with (i) 42 U.S.C. § 1320a-7, (ii) 42 U.S.C. § 1320a-7b(b) (the Medicare/Medicaid anti-kickback statute), (iii) 42 U.S.C. § 1395nn (the Stark Statute), (iv) 42 U.S.C. § 1320a-7a, (v) 42 U.S.C. § 1320a-7b(a), (vi) 42 U.S.C. § 1320a-7b(c), (vii) 42 U.S.C. 1396b, (viii) 31 U.S.C. §§ 3729-3733, (ix) the Federal CCHAMPUS/TRICARE statute, and (x) any other applicable federal or state Law or regulation governing false or fraudulent claims and kickbacks (collectively, the “Anti-Kickback Statutes”). Since the relevant Applicable Date, no Company Group Member has received any written notice of noncompliance with respect to any Anti-Kickback Statutes. Each Company Group Member is in compliance in all material respects with all applicable health-care related Law other than the Anti-Kickback Statutes.

(b)       Except as set forth on Schedule 4.27(b), to Seller’s knowledge, no employees, officers or members of the board of directors of any Company Group Member has been convicted of or charged with a Medicare, Medicaid, other Federal Health Care Program (as defined in 42 U.S.C. § 1320a-7b(f)), or other Governmental Program related offense, or convicted of or charged with a violation of Federal or state Law related to healthcare fraud. No employees, officers or members of the board of any Company Group Member has been excluded or suspended from, or otherwise adjudicated as ineligible for, participation in Medicare, Medicaid, or other Governmental Program.

(c)       No Company Group Member is in material violation of, or, to Seller’s knowledge, the subject of any enforcement action by any Governmental Authority under, applicable provisions of the Medical Waste Tracking Act, 42 U.S.C. §§ 6992 et seq., or any other applicable federal, state or local Law dealing with the disposal of medical waste.

(d)       Each Company Group Member maintains a “Compliance Program and Code of Conduct” that includes the seven elements of an effective compliance plan as recommended by the Department of Health and Human Services Office of Inspector General Compliance Program Guidance for Hospices and Home Health Agencies.

4.28     Disclaimer of Other Representations and Warranties; Knowledge; Disclosure.

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(a)       NONE OF SELLER, COMPANY, SUBSIDIARIES, THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES OR STOCKHOLDERS OR THE SELLER REPRESENTATIVE HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO SELLER, COMPANY, SUBSIDIARIES OR THE BUSINESS OF COMPANY GROUP OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 4.

(b)       Without limiting the generality of the foregoing, none of Seller, Company Group, the directors, officers, employees, representatives or stockholders of Seller, Company, Subsidiaries or the Seller Representative has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Business or Company Group made available to Buyer and its agents or representatives or in any presentation of the Business or Company Group in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, made available to Buyer and its agents or representatives are not and shall not be deemed to be or to include representations or warranties of the Company.

(c)       Whenever a representation or warranty made by Seller herein refers to the knowledge of Seller, such knowledge shall be deemed to consist only of the actual knowledge of Robert Nixon, Elias Nemnom and Ray Rasa after reasonable inquiry in the exercise of their official duties in the ordinary course, except that with respect to Elias Nemnom and Ray Rasa, such individual’s actual knowledge after due inquiry shall be limited to matters within the scope of their management responsibilities.

(d)       Certain information set forth in the Schedules is included for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that such information is material, nor shall such information be deemed to establish a standard of materiality, nor shall it be deemed an admission of any liability of, or concession as to any defense available to, the Company.

(e)       To Seller’s knowledge, the representations and warranties made by Seller in this Agreement, as modified by the Schedules and any exhibit or schedule to this Agreement, when all such documents are read together in their entirety, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

Article 5

Representations and Warranties of Buyer

As a material inducement to Seller to enter into this Agreement, Buyer hereby represents

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and warrants to Seller as follows:

5.1       Authority as to Execution. Buyer has the corporate or other entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Seller, this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. The execution and delivery of this Agreement, the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer.

5.2       Organization and Entity Authority. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Buyer has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as currently conducted. Buyer is duly licensed or qualified to do business as a foreign corporation under the laws of each other jurisdiction in which the character of its properties or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

5.3       No Violation of Law; Other Agreements. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of, result in the breach of, or accelerate or permit the acceleration of any performance required by the terms of, any contract, agreement, arrangement or undertaking to which Buyer is a party or by which any of Buyer’s assets may be bound; any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority to which Buyer is subject or by which any of Buyer’s assets may be bound; or any applicable law, ordinance, rule or regulation of any governmental body, (ii) violate Buyer’s organizational documents, (iii) result in the creation of any claim, lien, charge or encumbrance upon any of Buyer’s assets, or (iv) in any way affect or violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any of Buyer’s Licenses, except in each case, as would not, individually or in the aggregate, have a material adverse effect on the ability of either Buyer to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

5.4       Commissions. Except for the fees payable to Stoneridge Partners, which fees shall be paid by Buyer, neither Buyer nor any of its affiliates has incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with the transactions contemplated by this Agreement.

5.5	Consents.

(a)       Except as set forth on Schedule 5.5(a), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby

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by Buyer will not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority.

(b)       Except as set forth on Schedule 5.5(b), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer will not require any third party consents, approvals, authorizations or actions.

5.6       Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of Buyer, threatened in writing against Buyer or any of its affiliates that seek to prohibit or adversely restrict or delay the consummation of the transactions contemplated by this Agreement. Buyer is not the subject of any judgment, order, writ, injunction or decree, other than those of general application, or that seeks to prohibit or adversely restrict or delay the consummation of the transactions contemplated by this Agreement.

5.7       Financing. As of the date of this Agreement, Buyer has sufficient cash (either on deposit in financial institutions or available under its existing credit facility) to pay the Purchase Price in full, and at the Closing, Buyer will have sufficient cash to pay the Purchase Price in full. Buyer has heretofore furnished Seller with evidence satisfactory to Seller, including true and complete copies of balance sheets, bank statements and copies of its existing credit agreement, together with information as to the amounts available to Buyer thereunder, evidencing Buyer’s ability to pay the Purchase Price, on the terms and conditions contemplated by this Agreement. Buyer acknowledges and agrees that Buyer’s performance of its obligations under this Agreement is not in any way contingent upon the availability of financing to Buyer.

5.8       Investment Intent. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer is an “accredited investor” as such term is defined in Rule 501 under the Securities Act of 1933, as amended to date (the “Securities Act”). Buyer acknowledges that the Shares to be acquired by Buyer pursuant to the transactions contemplated hereby have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and the securities laws of any applicable state or other jurisdiction or an exemption from such registration is available.

5.9       Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, Buyer and its subsidiaries (including Company Group) shall be able to pay their respective debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, Buyer and its subsidiaries (including Company Group) shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred by Buyer or its affiliates in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer, Seller or Company Group.

5.10     Inspection; No Other Representations. Buyer is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of

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companies such as Company Group and businesses such as the Business as contemplated hereunder. Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Buyer has received all materials relating to the Business and Company Group which it has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information or of any representation or warranty made by Seller hereunder or to otherwise evaluate the merits of the transactions contemplated hereby. Buyer acknowledges that Seller has given Buyer complete and open access to the key employees, documents and facilities of Company and its Subsidiaries. Seller, Company Group and their representatives have answered to the satisfaction of Buyer all inquiries that Buyer and its representatives have made concerning the Business and Company Group or otherwise relating to the transactions contemplated hereby. Buyer agrees to accept the Business and Company Group in the condition they are in at the Closing based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to Seller, Company, the Subsidiaries, their respective directors, officers, employees or stockholders or the Seller Representative, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges that none of Seller, Company, the Subsidiaries, their respective stockholders or the Seller Representative makes any representation or warranty with respect to (a) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Business or Company Group or the future business and operations of the Business or Company Group or (b) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to Company Group or any of its businesses, assets, liabilities or operations, except as expressly set forth in this Agreement.

Article 6

Covenants of Seller

6.1       Conduct of Business. From the date of this Agreement until the Closing Date, Seller agrees to cause each Company Group Member to use its commercially reasonable efforts to operate the Business and otherwise carry on the Business in substantially the same manner heretofore conducted, including without limitation, the filing of all requisite cost reports, claims and other reports related to the Business required to be filed on or before the Closing Date in connection with all Governmental Programs or Private Programs in which a Company Group Member participates, and to not make, other than in the ordinary course of business, any material change in its personnel, operations, finances, accounting policies, or personal property without the prior written consent of Buyer. Between the date of this Agreement and the Closing Date, Seller agrees to cause each Company Group Member to use commercially reasonable efforts to retain its present employees and preserve the goodwill and business of their customers, suppliers, and others having business relations with them, and to conduct the financial operations of the Business in accordance with its existing business practices. From the date of this Agreement to the Closing Date, Seller agrees to cause each Company Group Member to not do any of the following without Buyer’s prior written consent:

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(a)       take any action or fail to take any action which would reasonably be expected to result in the lapse or revocation of any License;

(b)	default in any material respect under any Company Group Contract;

(c)       enter into any contract, agreement, lease or other commitment that, if it would have been entered into before the date hereof, would have been a Company Group Contract, except in the ordinary course of business;

(d)       sell or agree to sell the Business or any material portion of Company Group’s assets;

(e)       hire any employees other than in the ordinary course of business, increase any compensation to employees, enter into any employment agreement, or pay or promise to pay any stay bonus, severance, fringe benefit, bonus or special compensation to employees, in each case except in the ordinary course of business;

(f)        encumber any of Company Group’s assets except for Permitted Encumbrances;

(g)       amend the certificate of incorporation or bylaws (or equivalent organizational documents) of any member of Company Group;

(h)       declare or pay any dividend or make a distribution in respect of Company’s capital stock in cash, property or other assets, except for the distributions to Seller or its affiliates of cash and cash equivalents or as contemplated by paragraph 1.5;

(i)	acquire any material properties or assets;

(j)        issue any securities relating to the capital stock of any Company Group Member, grant, or enter into any agreement to grant, any options, convertibility rights, other rights, warrants, calls or agreements relating to the capital stock of any member of Company Group, or redeem, repurchase or otherwise reacquire any of the capital stock of any Company Group Member, except as contemplated by this Agreement;

(k)       maintain its books of account other than in the usual, regular and ordinary manner and on a basis consistent with prior periods;

(l)        cancel or permit any insurance, bond, surety instrument or letter of credit to lapse or terminate, except in the ordinary course of business or unless renewed or replaced by like coverage; or

(m)	agree or commit to do any of the foregoing.

6.2       Notice. From the date of this Agreement to the Closing Date, Seller agrees to promptly advise Buyer of the occurrence of any lapse or revocation of any License or Health Care License, or any governmental audits, inspections, investigations or citations or any reimbursement obligations (other than those arising in the ordinary course of business) with

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respect to the Business or any Company Group Member’s assets, and of which Seller has received written notification.

6.3       Access to Personnel and Records. From the date of this Agreement until the Closing Date, Seller agrees to give Buyer and Buyer’s counsel, accountants, consultants and other agents and representatives, access during normal business hours and upon reasonable request and upon reasonable notice, to each Company Group Member’s properties, books, contracts, commitments and records relating to the operations of the Business, subject to applicable state and federal privacy and confidentiality requirements. The review of any such records of the Business shall be conducted subject to the site and business hours limitations requested by Seller and shall designed so as to minimize any disruption to the Business and Seller’s other operations and shall be subject to the confidentiality provisions of the Confidentiality Agreement.

6.4       Cooperation. From the date of this Agreement to the Closing Date, Seller agrees to cooperate in good faith with Buyer in order to obtain all governmental, regulatory and other third party consents and approvals which are necessary or desirable to consummate the transactions contemplated under this Agreement, including filing and submitting, to the extent necessary, any applications and documents required to be filed or submitted by Seller with any applicable Governmental Authority.

6.5	No-Shop Clause.

(a)       From and after the date of this Agreement until the termination of this Agreement, Seller agrees to not, without the prior written consent of Buyer: (i) solicit, initiate or encourage any inquiries, discussions or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal or (iii) enter into any agreement, arrangement or understanding regarding an Acquisition Proposal or requiring it to abandon, terminate or fail to consummate the transactions contemplated herein.

(b)       Seller shall promptly (and in any event within 24 hours) advise Buyer orally and in writing of any Acquisition Proposal (including any amendments or proposed amendments thereof), or any request or inquiry received by Seller with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, including, in each case, the identity of the person making any such Acquisition Proposal, request or inquiry and the terms and conditions thereof, and shall provide to Buyer any written materials received by Seller in connection therewith. Seller agrees not to release any person from, or waive any provisions of, any confidentiality or standstill agreement to which Seller is a party.

(c)       As used in this Agreement, the term “Acquisition Proposal” shall mean any proposal or offer for (i) a merger, tender offer, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction, involving any Company Group Member, (ii) a sale, lease exchange, mortgage, pledge, transfer or other acquisition of the assets of Company Group, taken as a whole, in one or a series of related transactions, or (iii) a purchase, tender offer or other acquisition of securities representing 15%

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or more of the voting power of Company; provided, however, that the term “Acquisition Proposal” shall not include the transactions contemplated by this Agreement.

6.6       Notification. Between the date of this Agreement and the Closing, Seller shall promptly notify Buyer in writing if it becomes aware of (a) any fact or condition that causes or constitutes a breach of any of Seller’s representations and warranties made in this Agreement, or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Company’s discovery of, such fact or condition. During the same period, Company shall also promptly notify Buyer of the occurrence of any breach of any covenant of Company in this Article 6 or of the occurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely. Notwithstanding anything in this Agreement to the contrary, any notification by Seller to Buyer as contemplated by this paragraph 6.6 shall not reduce, adversely effect or eliminate Buyer’s right to (i) terminate its obligations under this Agreement in accordance with this Agreement, or (ii) if a Closing occurs, obtain indemnification in accordance with this Agreement from the Escrow Amount with respect to a breach of Seller’s representations, warranties or covenants which fall within the scope of the subject matter of such Seller’s notification pursuant to this paragraph 6.6.

6.7       SellerPlans. Seller acknowledges and agrees that it is solely and fully responsible for all obligations under Seller’s Management Incentive Plan and the 2008 Stock Option and Incentive Plan, and that neither Buyer nor any Company Group Member has assumed any obligations under such plans. Seller further acknowledges that neither any Company Group Member nor Buyer shall sponsor or make any contributions to the Patient Care, Inc. Employees Profit Sharing Plan (the “PCI Plan”) maintained by Seller for any period after Closing, and that as a result, the active employees of each Company Group Member shall have a severance from employment under the terms of such plan and be entitled to elect an immediate distribution from the PCI Plan (including a rollover to Buyer’s 401(k) plan after Closing.

Article 7

Covenants of Buyer

7.1       Cooperation. From the date of this Agreement until the Closing Date, Buyer agrees to cooperate in good faith with Seller and Company Group in order to obtain all governmental, regulatory and other third party consents and approvals which are necessary or desirable to consummate the transactions contemplated under this Agreement, including filing and submitting, to the extent necessary, any applications and documents required to be filed or submitted by Buyer with any applicable Governmental Authority.

7.2	Approval of Transfer.

(a)       From the date of this Agreement until the Closing Date, Buyer shall use its commercially reasonable best efforts, including the filing and submission of all necessary and appropriate applications and documents, to obtain the approvals and consents of all applicable Governmental Authorities and any other third party necessary for the consummation of the transactions contemplated by this Agreement.

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(b)       As soon as reasonably possible after the execution of this Agreement, but in any event within five business days after the date hereof, Buyer shall, in accordance with Law and all applicable requirements of federal and state regulatory agencies (or their designees) having jurisdiction over Health Care Licenses: (i) register with the Connecticut Office of Health Care Access (“OHCA”); and (ii) submit all required application materials and information to the New Jersey Department of Health and Senior Services for approval of this Agreement and the transactions contemplated hereby.

(c)       After Closing, and in accordance with Law and all applicable requirements of federal and state regulatory agencies (or their designees) having jurisdiction over Health Care Licenses, Buyer shall, and shall cause Company Group to, (i) notify, and submit all required application materials and information to, the Connecticut Department of Public Health; (ii) notify, and submit all required application materials and information to, the Pennsylvania Department of Health, Division of Home Health; and (iii) file, and cause each applicable Company Group Member to file, their respective Medicare Form 855 change in control filings.

7.3       No Solicitation. From the date of this Agreement until the earlier of the Closing or one year from the date of this Agreement, Buyer shall not, and shall ensure that none of its directors, officers, employees, partners, agents, subsidiaries, affiliates, advisors or representatives shall, directly or indirectly, (i) solicit for employment or employ any officer, employee or consultant of Seller or any Company Group Member, (ii) encourage, induce or attempt to induce any officer, employee or consultant of Seller or any Company Group Member to terminate his or her employment or consulting relationship with Seller or any Company Group Member, (iii) interfere with the business or operations of Seller or any Company Group Member, or (iv) take or fail to take any actions which could reasonably be expected to adversely affect Seller or any Company Group Member’s business relationships with its customers and suppliers or goodwill.

7.4	Employees; Benefits.

(a)       From and after the Closing, Buyer shall and shall cause each Company Group Member to honor in accordance with their terms all amounts due such Company Group Member’s employees under any agreement or instrument, with such amounts payable as provided in this applicable agreement or instrument.

(b)       It is the intention of Buyer that from and after the Closing, employees of the Company Group Members shall be enrolled in and participate in employee benefit plans, programs and arrangement generally available to employees of Buyer’s affiliated corporations. To the extent that service is relevant for purposes of eligibility, vesting, calculation of any benefit, or benefit accrual under any employee benefit plan, program or arrangement established or maintained by Buyer or Company Group following the Closing Date for the benefit of Company Group employees, such plan, program or arrangement shall credit such Company Group employees for service on or prior to the Closing Date to the same extent recognized by Company Group under the comparable Company Group Plans prior to the Closing Date. In addition, with respect to any welfare benefit plan (as defined in Section 3(1) of ERISA) established or maintained by Buyer or Company Group following the Closing Date for the benefit of Company Group employees, such plan shall (1) to the extent commercially reasonable

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under such plan, waive any eligibility requirements or pre-existing condition exclusions and (2) give effect, in determining any deductible and maximum out-of-pocket limitations, amounts paid by such Company Group employees with respect to similar Company Group Plans. The provisions of this paragraph 7.4(b) are merely a statement of Buyer’s intention and are not intended or shall be construed to create any contractual obligation to Seller or any third party.

7.5       Books and Records; Insurance. Buyer shall, and shall cause each Company Group Member to retain, until the seventh anniversary of the Closing Date, all books, records and other documents pertaining to the Business or Company Group in existence on the Closing Date and to make the same available for inspection and copying by Seller or the Seller Representative or any representative or agent of the Seller Representative at the expense of Seller or the Seller Representative during the normal business hours of Buyer or such Company Group Member, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh anniversary of the Closing Date by Buyer or any Company Group Member without first advising Seller and the Seller Representative in writing and giving Seller and the Seller Representative, on behalf of Seller, a reasonable opportunity to obtain possession thereof.

7.6	Directors’ and Officers’ Indemnification.

(a)       Seller and Buyer agree that all rights to exculpation and indemnification existing in favor of, and all limitations on the personal liability of, the directors, officers, and employees of the Company and its Subsidiaries (“Corporate Indemnified Persons”) provided for in any Company Group Member’s certificate of incorporation, bylaws, limited liability company agreements and other organizational documents, as applicable, as in effect immediately prior to the Closing with respect to matters occurring prior to and through the Closing Date, and specifically including the transactions contemplated hereby, shall continue in full force and effect for a period of six (6) years from the Closing; provided, however, that all rights to indemnification in respect of any claims (each a “Claim”) asserted or made within such period shall continue until the disposition of such Claim. Following the Closing, Buyer shall not, and shall not permit the Company or its Subsidiaries to, amend or modify their certificate of incorporation, bylaws, limited liability company agreement or other organizational documents, as applicable, as in effect as of the date hereof, except as required by applicable law, if the effect of such amendment or modification would be to lessen in any material respect or otherwise adversely affect in any material respect the indemnification rights of such Indemnified Persons as provided therein, and Buyer shall cause the Company or its Subsidiaries to advance expenses to each such Indemnified Person in connection with any proceeding involving such Corporate Indemnified Person to the fullest extent permitted by law or the certificate of incorporation, bylaws, limited liability company agreement or other organizational documents of the Company or its Subsidiaries, as applicable, upon receipt of any undertaking required by law or in the certificate of incorporation, bylaws, limited liability company agreement or other organizational documents of the Company or its Subsidiaries, as applicable, as of the date hereof. In the event that the Company or any of its Subsidiaries transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the transferee of such properties or assets shall assume the obligations of the Company or its Subsidiaries, as applicable, under this paragraph 7.6.

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(b)       Seller agrees that, effective as of Closing, Seller shall purchase, at Sellers’ sole expense and paid in full for the full six (6) year period of the Tail Policy at Closing out of the Purchase Price , a non-cancellable policy endorsement (the “Tail Policy”) under Seller’s existing directors’ and officers’ liability insurance policy, in form and content reasonably acceptable to Buyer, which shall provide each Corporate Indemnified Person serving prior to the Closing Date with coverage for six (6) years following the Closing of not less than the existing coverage under, and on other terms not materially less favorable to, the terms of Seller’s current directors’ and officers’ liability insurance policy. This paragraph 7.6 is intended to benefit each of the Corporate Indemnified Persons and their respective heirs and personal representatives, each whom shall be entitled to enforce the provisions hereof.

(c)       Seller agrees that, from and after the Closing, Seller shall not institute or threaten to institute any claim or demand against any officer or director of the Company or any Company Group Member as a stockholder of the Company, which claim or demand is payable under the Tail Policy.

7.7       No Acquisitions. From and after the date of this Agreement until the termination of this Agreement, Buyer shall not, without the prior written consent of Seller, and shall not permit its affiliates to, enter into any binding agreement, arrangement or understanding (i.e., Buyer shall have the right to enter into only non-binding letters of intent, term sheets or memoranda of interest) for, or consummate (i) a merger, tender offer, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction with any entity, (ii) a sale, lease exchange, mortgage, pledge, transfer or other acquisition of the assets of any entity, in one or a series of related transactions, or (iii) a purchase, tender offer or other acquisition of securities of any entity, in each case involving any consideration payable by Buyer or its affiliates, except as contemplated by this Agreement.

7.8       Severance. Buyer agrees that it shall be responsible for and shall pay all Retention Bonuses and all severance payments to be made by Company Group to any Person other than Robert Nixon (regardless of whether such payments are be made at or after Closing). For the avoidance of doubt, Buyer shall be responsible for and shall pay all Retention Bonuses and all severance amounts set forth on Schedule 4.13(b) as and when such amounts become due.

7.9       Pre-Distribution Capital Contributions On or prior to consummation of the Distribution, Seller shall cause the Company to do the following:

(a)       contribute to the capital of Priority Care an aggregate amount equal to or greater than the indebtedness owed by Priority Care to the Company; and

(b)       contribute to the capital of PCPA an aggregate amount equal to or greater than the indebtedness owed by PCPA to the Company.

7.10	Tax Returns.

(a)       Seller shall prepare and file or cause to be filed all Tax Returns that are consolidated, combined, group or unitary Tax Returns and that include Seller and the Company Group for all Taxable periods or portions thereof ending on or before the Closing Date and shall pay all Taxes shown as due on the consolidated Tax Returns.

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(b)       After the Closing Date, Buyer shall prepare and file, or shall cause the Company to prepare and file, all Tax Returns of or including any Company Group Member other than those described in paragraph 7.10(a), and Buyer or the Company shall pay (or cause to be paid) all Taxes shown to be due thereon, subject to the right of indemnification of Buyer or the Company against the Seller for any Tax for which the Seller is liable under this Agreement; provided, however, that Buyer shall report all transactions not in the ordinary course of business occurring on the Closing Date after Buyer’s purchase of Company’s stock on Buyer’s U.S. federal income Tax Return to the extent permitted by Treasury Regulations Section 1.1502-76(b)(1)(ii)(B). In the case of each such Tax Return with respect to a Taxable period that includes the Closing Date, Buyer shall prepare each such Tax Return in a manner that is consistent with the past practice of the Company Group, except as required by applicable Law, and at least fifteen (15) days prior to the due date for such Tax Return, provide a copy of such Tax Return to Seller for its review and approval, such approval not to be unreasonably withheld, conditioned or delayed. Buyer and Seller shall attempt in good faith to resolve any disagreements regarding any such Tax Return prior to the due date for filing. If applicable law does not permit a Company Group Member to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period that includes the Closing Date (but does not begin or end on that day), any allocation of income or deductions required to determine any Taxes attributable such period shall be made by means of a closing of the books and records of the Company Group Member as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each such period.

7.11     No Sales. Seller agrees that, from and after the date of this Agreement until the termination of this Agreement, Seller shall not, without the prior written consent of Buyer, and shall not permit its affiliates to, consummate a merger, business combination or consolidation or a sale, pledge or transfer of capital stock or any similar transaction with any entity, in each case except for the Distribution or as otherwise contemplated by this Agreement.

Article 8

Conditions Precedent to Buyer’s Obligations

Buyer’s obligation to consummate the purchase of the Shares at the Closing is subject to the satisfaction of the following conditions before or at Closing, unless waived by Buyer:

8.1       Representations and Warranties True at Closing. The representations and warranties of Seller set forth in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except (i) for changes contemplated by this Agreement or (ii) where the failure of such representations and warranties to be true and correct, individually or in the aggregate, does not have a Material Adverse Effect; provided, however, that representations and warranties made as of a particular date or period shall be true and correct (in the manner set forth above) only as of such date or period, and Buyer shall have received a certificate of the chief executive officer and chief financial officer of Seller certifying the satisfaction of this condition. Solely for the purpose of determining whether the condition precedent in the immediately preceding sentence

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has been satisfied, any qualifications by the terms “material” or “Material Adverse Effect” set forth in the text of Seller’s representations and warranties shall be ignored (i.e., the representations and warranties in Article 4 shall be read as though the terms “material” or “Material Adverse Effect” have been deleted).

8.2       Compliance with Agreement. Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date, and Buyer shall have received a certificate of the chief executive officer and chief financial officer of Seller to such effect.

8.3       Legal Proceeding. No Legal Proceeding shall have been instituted or threatened or claim or demand made against any Company Group Member, Seller or Buyer seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated by this Agreement, and no order, decree or judgment of any Governmental Authority has been rendered and remains in effect against any party to this Agreement which would render it unlawful as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

8.4       Consents. Seller shall deliver to Buyer the consents necessary to permit the consummation of the transactions contemplated hereby set forth on Schedule 8.4.

8.5       Regulatory Approval. Buyer shall have obtained approval from the New Jersey Department of Health and Senior Services of this Agreement and the transactions contemplated hereby.

8.6	Consummation of Distribution. The Distribution shall have been consummated.

8.7       No Material Adverse Change. There shall not have been or occurred any event, fact or circumstance that has had a Material Adverse Effect since the date of this Agreement, and Buyer shall have received a certificate signed on behalf of Seller by the chief executive officer and chief financial officer of Seller to such effect.

8.8       Legal Opinion. Seller shall have delivered, or caused to be delivered, to Buyer, an opinion of Goodwin Procter LLP, counsel to Seller, in the form attached hereto as Attachment E.

8.9       Release of Liens and Guarantees. Seller shall deliver to Buyer evidence satisfactory to Buyer of the release by Seller’s lenders of all liens on the assets of any Company Group Member and the termination of any guarantee obligations of any Company Group Member in favor of Seller’s lenders.

Article 9

Conditions Precedent to Seller’s Obligations

The obligation of Seller to consummate the sale of the Shares at the Closing is subject to the satisfaction of the following conditions prior to or at Closing, unless waived by Seller:

9.1	Representations and Warranties True at Closing. Each of the representations and

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warranties of Buyer set forth in this Agreement shall be true and correct (in the case of paragraph 5.7 and such representations and warranties qualified as by materiality or material adverse effect qualifier) or true and correct in all material respects (in the case of other representations and warranties) as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except (i) that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date and (ii) for changes contemplated by this Agreement), and Seller shall have received a certificate of the chief executive officer and chief financial officer of Buyer certifying the satisfaction of this condition.

9.2       Compliance with Agreement. Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Seller shall have received a certificate of the chief executive officer and chief financial officer of Buyer to such effect.

9.3       Adverse Proceedings. As of the Closing Date, no order, decree or judgment of any Governmental Authority has been rendered and remains in effect against any party to this Agreement which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

9.4       Consents. Buyer shall deliver to Seller the consents necessary to permit the consummation of the transactions contemplated hereby set forth on Schedule 9.4.

9.5       Regulatory Approval. Buyer shall have registered with OHCA and shall have obtained approval from the New Jersey Department of Health and Senior Services of this Agreement and the transactions contemplated hereby.

9.6       LegalOpinion. Buyer shall have delivered, or caused to be delivered, to Seller, an opinion of Frost Brown Todd LLC, counsel to Buyer, addressing the matters set forth on Attachment F.

Article 10

Termination of Agreement

10.1     Termination. This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time before the Closing:

(a)	by mutual consent of Seller and Buyer;

(b)       by Seller, on the one hand, or Buyer, on the other hand, if a Closing does not occur on or before August 22, 2008;

(c)       by Buyer, if there has been a material misrepresentation in this Agreement by Seller, or a material breach by Seller of any of its warranties or covenants set forth in this Agreement, Buyer have notified Company of the breach, and such breach has continued without cure for a period of thirty (30) days after the notice of breach; and

(d)       by Seller, if there has been a material misrepresentation in this Agreement by Buyer, or a material breach by Buyer of any of its warranties or covenants set forth in this

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Agreement, Seller has notified Buyer of such breach, and such breach has continued without cure for a period of thirty (30) days after the notice of breach.

10.2     Effect ofTermination. In the event of termination of this Agreement as provided in paragraph 10.1, this Agreement shall forthwith become void and there shall be no further liability or obligations hereunder on the part of any party hereto or their respective Affiliates except for the obligations of the parties pursuant to this paragraph 10.2 and paragraphs 7.3, 12.6 and 12.7; provided, however, that nothing herein shall relieve either party from liability for any willful breach of this Agreement existing at the time of such termination.

Article 11

Indemnification

11.1     Survival of Representations and Warranties. All of the representations and warranties made by the parties under this Agreement will survive the Closing for a period of 24 months after the Closing Date.

11.2     Escrow Amount. Subject to the application of paragraph 11.6 below, the Escrow Amount shall be available to, and shall be the sole and exclusive source available to, compensate Buyer for Losses arising under this Agreement and the transactions contemplated hereby, including the indemnification provided in this Article 11.

11.3     Indemnification of Buyer. Subject to the limitations of this Article 11, the Escrow Amount shall be available from and after the Closing Date to indemnify and hold Buyer harmless from, against and in respect of, and reimburse Buyer for, any Losses incurred by Buyer resulting from, or arising out of, (i) any breach of Seller’s representations, warranties or covenants contained in this Agreement or the certificates delivered by Seller as contemplated by paragraphs 8.1 and 8.2 and (ii) any brokerage or similar fee payable by Seller or any Company Group Member due to any agent of Seller or any Company Group Member in connection with the transactions contemplated by this Agreement.

11.4     Indemnification of Seller and Seller Representative. Buyer agrees to indemnify, defend and hold Seller and the Seller Representative (each a “Seller Indemnified Person” and collectively, “Seller Indemnified Persons”) harmless from, against and in respect of, and reimburse such Seller Indemnified Person for, any Losses incurred by such Seller Indemnified Person resulting from, or arising out of, any of the following: (i) any breach of Buyer’s representations, warranties or covenants contained in this Agreement or the certificates delivered by Buyer contemplated by paragraphs 9.1 and 9.2, and (ii) any brokerage or similar fee payable by Buyer due to any agent of Buyer in connection with the transactions contemplated by this Agreement.

11.5	Limitations on Indemnification Obligations.

(a)       The period during which claims for indemnification by Buyer or by any Seller Indemnified Person may be initiated shall commence at the Closing Date and terminate at the date that is 24 months after the Closing Date (the “Claim Period”). The indemnification obligations under this Article 11 shall terminate on the date that is 24 months after the Closing Date, except for matters as to which Buyer or a Seller Indemnified Person has made a claim for

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indemnity on or before such date, which claim shall survive the expiration of such period until such claim is finally resolved in accordance with the terms of this Article 11 and the Escrow Agreement and any obligations with respect thereto are fully satisfied.

(b)       Buyer may not recover from the Escrow Amount in respect of any claim for indemnification unless and until indemnifiable Losses of Buyer have been incurred, paid or properly accrued in an aggregate amount greater than $375,000 (the “Indemnification Deductible”). Once the Indemnification Deductible has been exceeded, Buyer shall be entitled to recover from the Escrow Amount only indemnifiable Losses in excess of the Indemnification Deductible.

(c)       The Seller Indemnified Persons may not recover from Buyer in respect of any claim for indemnification, other than claims for Taxes attributable to (i) the operation of the Company Group’s business after the Closing Date or (ii) actions or transactions occurring on the Closing Date (after the consummation of the Closing) other than in the ordinary course of business, unless and until indemnifiable Losses have been incurred, paid or properly accrued in an aggregate amount greater than the Indemnification Deductible. Once the Indemnification Deductible has been exceeded, the Seller Indemnified Persons shall be entitled to recover from Buyer only indemnifiable Losses in excess of the Indemnification Deductible.

(d)       Solely for purposes of this Article 11 and the determination of the indemnification obligations under paragraph 11.3, any qualifications by the terms “material” or “Material Adverse Effect” set forth in the text of Seller’s representations and warranties in Article 4 shall be ignored (i.e., the representations and warranties in Article 4 shall be read as though the terms “material” or “Material Adverse Effect” have been deleted).

(e)       Neither Buyer nor any Seller Indemnified Person shall have any indemnification rights under this Article 11 in respect of any claim:

(i)        for any single Loss that is less than $25,000, such claims being ignored for purposes of calculating Losses under this Agreement; provided, however, that a series of related Losses arising out of the same facts and events shall be deemed to constitute a single Loss;

(ii)       to the extent that any provision or reserve in respect of the matter giving rise to such claim has been provided for in the Financial Statements, which provision or reserve remains in effect or has not been released as of the close of business on the day preceding the Closing Date;

(iii)      to the extent that the matter giving rise to such claim resulted in an adjustment to the Purchase Price based on the Actual Net Working Capital;

(iv)      to the extent that such claim relates to any Loss for which Buyer or such Seller Indemnified Person is insured and actually recovers thereunder, but only to the extent of net insurance proceeds actually recovered; and

(v)       to the extent that such claim relates to any Loss for which Buyer or any Seller Indemnified Person, as applicable, collects a recovery from any third party, but

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only to the extent of collections actually received. Buyer shall use its commercially reasonable efforts to obtain all of their respective remedies against applicable insurers, third parties, indemnitors or contributors prior to seeking indemnification hereunder; provided, however, that the foregoing limitation shall not prevent Buyer from providing notice of any Losses to Seller or the Seller Representative pursuant to this Article 11; provided, further, that in the event Buyer cease to pursue, or determine that it would not be commercially reasonable to pursue, all of its remedies against such insurers, third parties, indemnitors or contributors, Buyer shall assign to Seller and Seller Representative, upon the request of Seller or Seller Representative, all of the rights of Buyer and the Company Group to pursue their respective remedies against such insurers, third parties, indemnitors or contributors. If Buyer or the Company Group actually receives any amounts under applicable insurance policies, or from any other person alleged to be responsible for any Losses, subsequent to an indemnification payment by the Escrow Amount, then Buyer shall promptly reimburse (or cause the Company Group to reimburse) the Escrow Amount for any payment actually made or expense incurred by Seller or the Seller Representative in connection with providing such indemnification payment up to the actual amount received by Buyer, net of any unindemnified expenses incurred by Buyer in collecting such amount.

(f)        Notwithstanding anything in this Agreement to the contrary, (i) claims for indemnification arising out of a breach by either party of its obligations under paragraph 2.1(e), or paragraphs 11.3(ii) or 11.4(ii) of this Agreement, (ii) the payment by Buyer of any amounts due pursuant to this Agreement (including pursuant to paragraphs 1.1, 1.4, 1.6, 2.1 and 3.1), (iii) the obligations of Buyer pursuant to the Assumption and Indemnification Agreement, (iv) claims by Seller for indemnification arising out of Buyer’s breach of paragraph 5.7, or (v) claims attributable to or arising out of the Excluded Corporations or the distribution by Company of the stock of the Excluded Corporations, shall not be subject to the various limitations on indemnification set forth in this paragraph 11.5.

11.6     Exclusive Remedy. Except for claims based on fraud, recovery from the Escrow Amount in accordance with this Article 11 and the Escrow Agreement shall be the sole and exclusive remedy after the Closing Date for any Losses incurred by Buyer arising out of, related to or otherwise by virtue of any breach or claim in connection with this Agreement or any transaction contemplated hereby, regardless of the cause of action. Buyer shall not be entitled to make any claim directly against Seller, the Seller Representative or any current or former holder of capital stock of Seller after the Closing Date for any Losses arising out of, related to or otherwise by virtue of any breach or claim in connection with this Agreement or any transaction contemplated hereby, regardless of the cause of action, except for claims based on fraud.

11.7	Procedure for Indemnification.

(a)       If Buyer desires to seek indemnification under this Article 11, Buyer shall give written notice to the Escrow Agent, Seller and the Seller Representative specifying the basis on which indemnification is sought in reasonable detail and such other information known to Buyer regarding the indemnification claim, promptly, but in no event later than 10 business days, after Buyer learns of the claim or proceeding; provided that the failure to give such notice shall not affect the rights to indemnification hereunder if Buyer uses its best efforts to mitigate

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damages, except to the extent Seller, the Seller Representative or the Escrow Amount is actually prejudiced.

(b)       A Seller Indemnified Person seeking indemnification under paragraph 11.4 shall give written notice to Buyer specifying the basis on which indemnification is sought in reasonable detail and such other information known to such Seller Indemnified Person regarding the indemnification claim, promptly, but in no event later than 10 business days, after such Seller Indemnified Person learns of the claim or proceeding; provided that the failure to give such notice shall not affect the rights to indemnification hereunder if such Seller Indemnified Person uses its best efforts to mitigate damages, except to the extent Buyer is actually prejudiced.

(c)       With respect to any third-party claims or proceedings as to which Buyer or a Seller Indemnified Person, as the case may be (each, a “Claimant”), is seeking indemnification hereunder, Buyer, in the case of an indemnification claim brought by a Seller Indemnified Person and Seller and the Seller Representative, in the case of an indemnification claim brought by Buyer against the Escrow Amount (each of Buyer, on the one hand, and Seller and Seller Representative, on the other hand, in such cases, the “Counterparty”) shall have the right to select and employ counsel of its own choosing reasonably satisfactory to the Claimant to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Counterparty deems it advisable to do so, all at the expense of the Counterparty (or the Escrow Amount in the case of Seller and the Seller Representative); provided, that the Counterparty uses commercially reasonable efforts to conduct the defense actively and diligently and in a manner intended to minimize the risk of the Claimant becoming subject to any liability for any other material matter. Further, the Counterparty shall not consent to the entry of any judgment or enter into any compromise or settlement with respect any third-party claim without the prior written consent of the Claimant unless such judgment, compromise or settlement (i) provides for the payment by Buyer or from the Escrow Amount, as applicable, of money as sole relief for the third-party claimant, (ii) results in the full and general release of Buyer or the Seller Indemnified Persons, as applicable, from all liabilities arising or relating to, or in connection with, the third-party claim, and (iii) involves no finding or admission of any violation of laws, rules or regulations or the rights of any person and has no effect on any other claims that may be made against the Claimant. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Notwithstanding the foregoing, if in the reasonable opinion of the Claimant, any such claim or the litigation or resolution of any such claim involves an issue or matter that could have a material adverse effect on the on the business, operations, condition (financial or otherwise), assets or earnings of the Claimant, the Claimant shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnifiable Losses. The Claimant shall not settle or compromise any such third party claim without the prior written consent of the Counterparty, which consent shall not be unreasonably withheld. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding.

(d)       Notwithstanding the foregoing, in the event of any Medicare or tax audit or investigation or other third-party claim involving the conduct of the Business prior to Closing, Seller and the Seller Representative shall maintain the right, even if Buyer has taken control of

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the defense of such matter pursuant to paragraph 11.7(c), to remain actively and directly involved in responding to any information requests, interacting with the third-party claimant(s) and/or investigator(s), formulating and implementing any necessary litigation strategy, and otherwise participating in the defense of any claim that may result in recovery by Buyer from and against the Escrow Amount.

11.8     Treatment of Indemnity Payments. All payments made from the Escrow Amount or Buyer, to or for the benefit of Buyer or a Seller Indemnified Person, as applicable, pursuant to this Article 11 shall be treated as adjustments to the Purchase Price for tax purposes, to the extent permitted by applicable law, and such agreed treatment shall govern for purposes of this Agreement.

Article 12

Other Provisions

12.1     Cooperation in Litigation. From and after the Closing Date, Seller and Seller Representative shall fully cooperate with Buyer and Company Group in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by Buyer or Company Group relating to or arising out of the conduct of the business of Company Group prior to or after the Closing Date (other than litigation among the parties and/or their affiliates arising out the transactions contemplated by this Agreement). Company Group shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by Seller or Seller Representative providing such cooperation and shall reimburse Seller and Seller Representative, at a reasonable rate, for their time spent in such cooperation in excess of twenty-five hours in the aggregate on such matter.

12.2     Further Assurances. The parties agree to execute and deliver any and all papers and documents which may be reasonably necessary to carry out the terms of this Agreement.

12.3     Entire Agreement; Amendment. All schedules to this Agreement are deemed to be incorporated into and made part of this Agreement. This Agreement, together with the schedules and recitals and the Confidentiality Agreement, contains the entire agreement between the parties and there are no agreements, representations, or warranties which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by both parties hereto.

12.4     Binding Effect; Assignment; No Third Party Beneficiaries. This Agreement is binding upon and inures to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights hereunder are assignable nor transferable without the prior written consent of the other party, except that (i) Buyer may assign, in its sole discretion, its right to purchase Shares to any wholly-owned limited liability company or corporation of Buyer, but no such assignment of such right to purchase shall relieve Buyer of any of its obligations under this Agreement and (ii) Seller Representative may assign, in its sole discretion, its rights and obligations under this Agreement, but no such assignment of rights and obligations shall relieve Seller of any of its obligations under this Agreement. Except as set forth in paragraph 7.6, this Agreement is not intended and must not be construed to create any rights in any parties other than the parties to this Agreement, and no person may assert any rights as a

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third party beneficiary.

12.5     Separate Counterparts. This Agreement may be executed in several identical counterparts, all of which when taken together constitutes but one instrument, and it will not be necessary in any court of law to introduce more than one executed counterpart in proving this Agreement. This Agreement may be executed and delivered by fax counterpart signatures, and upon exchange of fax counterpart signatures, this Agreement will be binding upon the parties.

12.6     Transaction Costs. Buyer shall be responsible for and shall pay Buyer’s costs for any legal, accounting and other services attendant to the transactions contemplated by this Agreement. Seller shall be responsible for and shall pay the costs of Seller, Company Group and the Seller Representative for any legal, accounting and other services attendant to the transactions contemplated by this Agreement on or prior to the Closing Date. For the avoidance of doubt, from and after the Closing Date, no Company Group Member shall be responsible for or shall be required to pay any legal, accounting or other fees of Seller, Company Group or the Seller Representative incurred in connection with the transactions contemplated by this Agreement unless such fees are included in the calculation of Net Working Capital.

12.7     Notices. Any notice, request, instruction or documents required or permitted hereunder must be in writing and will be deemed given if delivered personally or by certified mail, U.S. mail, national recognized overnight courier service or sent by telex, telecopy or other telecommunication device capable of creating a written record (and promptly confirmed by hard copy delivery) to a party at the address set forth below:

(a)	If to Seller:

PCI Holding Corp.

100 Executive Drive

Suite. 130

West Orange, NJ 07052

Attn: Robert Nixon, President

Facsimile: (973) 243-5901

Email: bnixon@patientcare.com

With a copy to:

Goodwin Procter LLP

53 State Street

Exchange Place

Boston, MA 02109

Attn: Mark H. Burnett

Fax: (617) 523-1231

Email: mburnett@goodwinprocter.com

(b)	If to the Seller Representative:

National Home Care, Inc.

48

100 Executive Drive

Suite. 130

West Orange, NJ 07052

Attn: Robert Nixon, President

Facsimile: (973) 243-5901

Email: bnixon@patientcare.com

With a copy to:

Goodwin Procter LLP

53 State Street

Exchange Place

Boston, MA 02109

Attn: Mark H. Burnett

Fax: (617) 523-1231

Email: mburnett@goodwinprocter.com

(c)	If to Buyer:

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky 40223

Attn: President

Fax: (502) 891-8067

Email: jerryperchik@almostfamily.com

With a copy to:

Frost Brown Todd LLC

400 West Market Street, 32nd Floor

Louisville, Kentucky 40202-3363

Attn: Scott W. Dolson

Fax: (502) 581-1087

Email: sdolson@fbtlaw.com

unless and until notice of another or different address is given as provided herein.

12.8     Captions. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

12.9     Gender. All pronouns used herein will include both the masculine and feminine gender as the context requires.

12.10   Governing Law; Joint Preparation. The execution, interpretation, and performance of this Agreement will be governed by the laws of the State of Delaware, without regard to or application of its conflicts of law principles. This Agreement is deemed to have been prepared jointly by the parties. Any ambiguity in this Agreement will not be interpreted

49

against either party and will be interpreted as if each of the parties hereto had prepared this Agreement.

12.11   Announcements. Except as and to the extent required by applicable law, without the prior written consent of the other party, neither Seller or the Seller Representative, on the one hand, nor Buyer, on the other hand, shall, and each will direct its respective representatives not to make, directly or indirectly, any public comment, statement or communication with respect to, or otherwise disclose or to permit the disclosure of, the terms of the transaction contemplated by this Agreement. If any party, in the opinion of outside legal counsel to such party, is required by Law or the rules of any exchange or the listing rules of the Nasdaq Capital Market or any other applicable securities market, to make any such disclosure, such party must first provide the other party the content of the proposed disclosure, the reasons that such disclosure is required by applicable law and the time and place that the disclosure will be made. The parties shall consult with each other to prepare a mutually acceptable press release to be issued immediately following the Closing.

12.12   Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

12.13   Specific Performance. Each party acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other parties shall be entitled to an injunction or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which it may be entitled, at law or in equity.

12.14   Confidentiality. The parties shall adhere to the terms and conditions of that certain Confidentiality Agreement dated December 13, 2007 by and between Seller and Buyer (the “Confidentiality Agreement”).

[signature page follows]

50

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ALMOST FAMILY, INC.

By	/s/ Todd Lyles
Todd Lyles

Title: Senior Vice President

PCI HOLDING CORP.

By:	/s/Robert J. Nixon
Robert J. Nixon

Title: President

NATIONAL HOME CARE, INC.

By:	/s/Robert J. Nixon
Robert J. Nixon

Title: President

TABLE OF CONTENTS

                                                                                                                                                                                                        Page

Article 1   Purchase and Sale of Shares; Definitions; Seller Representative                                                    1

1.1 Purchase and Sale of Shares	1
1.2 Definitions	1
1.3 Seller Representative	6
1.4 Workers’ Compensation	8
1.5 Distribution	8
1.6 Escrow Agreement	8
1.7 Robert Nixon Agreement	9
1.8 Releases by Company Group Executives	9
1.9 Retention Bonuses	9

Article 2   Purchase Price and Payments                                                                                                   9

2.1 Purchase Price	9

Article 3   The Closing                                                                                                                         11

3.1 The Closing	11

Article 4   Representations and Warranties of Seller                                                                                13

4.1 Authority as to Execution; No Violation; Organization	13
4.2 Licenses	15
4.3 Environmental Standards	15
4.4 Taxes	15
4.5 Title; Real Property	17
4.6 Intellectual Property	18
4.7 Insurance	18
4.8 Solvency	18
4.9 Contracts and Commitments	19
4.10 No Violation of Law	20
4.11 Litigation	21
4.12 Labor	21
4.13 Employees	21
4.14 Employee Benefits	21
4.15 Consents	23
4.16 Commissions	23
4.17 Financial Statements; Undisclosed Liabilities	23
4.18 Absence of Changes	24
4.19 Internal Control	25
4.20 Capitalization; Ownership	25
4.21 Accounts Receivable	26
4.22 Certain Business Relationships With Affiliates	26
4.23 Health Care Licenses	26
4.24 No Agency Action or Enforcement	26
4.25 HIPAA Compliance	28
4.26 Billing Practices; Reimbursements	28

Table of Contents (cont.)

                                                                                                                                                  Page

4.27 Regulatory Compliance	29

Article 5    Representations and Warranties of Buyer                                                                                30

5.1 Authority as to Execution	31
5.2 Organization and Entity Authority	31
5.3 No Violation of Law; Other Agreements	31
5.4 Commissions	31
5.5 Consents	31
5.6 Litigation	32
5.7 Financing	32
5.8 Investment Intent	32
5.9 Solvency	32
5.10 Inspection; No Other Representations	32

Article 6   Covenants of Seller                                                                                                                                                   33

6.1 Conduct of Business	33
6.2 Notice	34
6.3 Access to Personnel and Records	35
6.4 Cooperation	35
6.5 No-Shop Clause	35
6.6 Notification	36
6.7 Seller Plans	36

Article 7   Covenants of Buyer                                                                                                                                                   36

7.1 Cooperation	36
7.2 Approval of Transfer	36
7.3 No Solicitation	37
7.4 Employees; Benefits	37
7.5 Books and Records; Insurance	38
7.6 Directors’ and Officers’ Indemnification	38
7.7 No Acquisitions	39
7.8 Severance	39
7.9 Pre-Distribution Capital Contributions	39
7.10 Tax Returns	39
7.11 No Sales	40

Article 8   Conditions Precedent to Buyer’s Obligations                                                                            40

8.1 Representations and Warranties True at Closing	40
8.2 Compliance with Agreement	41
8.3 Legal Proceeding	41
8.4 Consents	41
8.5 Regulatory Approval	41
8.6 Consummation of Distribution	41
8.7 No Material Adverse Change	41
8.8 Legal Opinion	41
8.9 Release of Liens and Guarantees	41

Article 9           Conditions Precedent to Seller’s Obligations                                                                       41

Table of Contents (cont.)

                                                                                                                                                  Page

9.1 Representations and Warranties True at Closing	42
9.2 Compliance with Agreement	42
9.3 Adverse Proceedings	42
9.4 Consents	42
9.5 Regulatory Approval	42
9.6 Legal Opinion	42

Article 10   Termination of Agreement                                                                                                   42

10.1 Termination	42
10.2 Effect of Termination	43

Article 11   Indemnification                                                                                                                  43

11.1 Survival of Representations and Warranties	43
11.2 Escrow Amount	43
11.3 Indemnification of Buyer	43
11.4 Indemnification of Seller and Seller Representative	43
11.5 Limitations on Indemnification Obligations	43
11.6 Exclusive Remedy	45
11.7 Procedure for Indemnification	45
11.8 Treatment of Indemnity Payments	47

Article 12   Other Provisions                                                                                                                47

12.1 Cooperation in Litigation	47
12.2 Further Assurances	47
12.3 Entire Agreement; Amendment	47
12.4 Binding Effect; Assignment; No Third Party Beneficiaries	47
12.5 Separate Counterparts	48
12.6 Transaction Costs	48
12.7 Notices	48
12.8 Captions	49
12.9 Gender	49
12.10 Governing Law; Joint Preparation
50
12.11 Announcements
50
12.12 Severability
50
12.13 Specific Performance
50
12.14 Confidentiality
50

Table of Contents (cont.)

Attachments and Schedules

Attachment A	Assumption and Indemnification Agreement
Attachment B-1	Consulting Agreement
Attachment B-2	Non-solicitation and Non-competition Agreement
Attachment C	Release Agreement
Attachment D	Escrow Agreement
Attachment E	Form of Seller Counsel Opinion Letter
Attachment F	Form of Buyer Counsel Opinion Letter

Schedule 1.1	Excluded Corporations
Schedule 4.1(c)	Authority
Schedule 4.1(d)	Foreign Qualification
Schedule 4.1(e)	Subsidiaries
Schedule 4.2(a)	Licenses and Permits
Schedule 4.4	Taxes
Schedule 4.5(a)	Liens
Schedule 4.5(b)	Real Property Leases
Schedule 4.6	Intellectual Property
Schedule 4.7(a)	Insurance Policies
Schedule 4.7(b)	Insurance Claims
Schedule 4.9	Company Group Contracts
Schedule 4.10	Violations of Law
Schedule 4.11	Litigation
Schedule 4.13(a)	Employees
Schedule 4.13(b)	Compensation
Schedule 4.14	Employee Benefits/Company Group Plans
Schedule 4.15(a)	Governmental Consents – Seller
Schedule 4.15(b)	Third Party Consents – Seller
Schedule 4.18	Absence of Changes
Schedule 4.20(b)	Subsidiary Capitalization
Schedule 4.21	Accounts Receivable and Bank Accounts
Schedule 4.22	Certain Business Relationships with Affiliates
Schedule 4.23(a)	Healthcare Licenses
Schedule 4.24(a)	Financial Relationships
Schedule 4.24(b)	Government Programs and Private Programs
Schedule 4.24(c)	Agency Action or Enforcement
Schedule 4.25	HIPAA
Schedule 4.26	Billing Practices
Schedule 4.27(b)	Healthcare Offenses
Schedule 5.5(a)	Governmental Consents – Buyer
Schedule 5.5(b)	Third Party Consent – Buyer
Schedule 8.4	Seller Consents
Schedule 9.4	Buyer Consents

Attachment A

ASSUMPTION AND INDEMNIFICATION AGREEMENT

This Assumption and Indemnification Agreement dated as of June 18, 2008 (this “Agreement”), is made by and among (i) PCI Holding Corp., a Delaware corporation (“Seller”), (ii) Patient Care, Inc., a Delaware corporation, (iii) National Home Care, Inc., a New York corporation, (iv) Patient Care, Inc. – Illinois, an Illinois Corporation, (v) Patient Care Medical Services, Inc. – Ohio, an Ohio Corporation, (vi) Georgia Nursing Services, Inc., a Georgia Corporation (vii) Patient Care Massachusetts, Inc., a Delaware Corporation (viii) E.C. Solutions, Inc., a Kentucky Corporation, (ix) Patient Care Florida, Inc., a Delaware entity, (x) Patient Care Medical Services, Inc., a New Jersey corporation, (xi) Priority Care, Inc., a Connecticut corporation, (xii) Patient Care Pennsylvania, Inc., a Delaware corporation and (xiii) Patient Care New Jersey, Inc., a Delaware corporation (collectively the “Indemnified Entities” and each an “Indemnified Entity”), and (xiv) Almost Family, Inc., a Delaware corporation (“Buyer”)

WHEREAS, Buyer, Seller and National Home Care, Inc., solely in its capacity as Seller Representative, are parties to the Stock Purchase Agreement dated as of June 18, 2008 (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement;

WHEREAS, in connection with the Purchase Agreement, Buyer desires to assume the Indemnified Entities’ obligations and liabilities under or with respect to any facts, events or occurrences, or any claims asserted against one or more Indemnified Entities, arising from or relating to any accident, bodily injury and/or death of an employee of an Indemnified Entity arising out of or occurring in the course of an employee’s employment with an Indemnified Entity at any time through the Closing Date, regardless of whether those facts, events, occurrences or claims were reported or made before or after the Closing Date and regardless of whether the Workers’ Compensation Claim is covered by the Policy (the “Workers’ Compensation Claims”), and provide indemnification to the Indemnified Entities in connection with such Workers’ Compensation Claims, whether or not covered by the Policy (as defined below), in accordance with the terms hereof;

WHEREAS, the Company owns the Workers Compensation and Employers Liability Insurance Policy (the “Policy”) set forth on Schedule A hereto, issued by Zurich American Insurance Company (the “Insurer”) and the Company and its affiliates (including the Indemnified Entities) are or have been the Named Insured on the Policy;

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.         Assumption of Liabilities. (a) In connection with, and as of the time of, the Closing, Buyer shall assume all obligations and liabilities of the Indemnified Entities under or with respect to any Workers’ Compensation Claims, regardless of whether the Workers’ Compensation Claim was made or reported to an Indemnified Entity before or after the Closing Date and regardless of whether the Workers’ Compensation Claim is covered by the Policy.

(b)       Buyer shall fully defend all Workers’ Compensation Claims at Buyer’s expense and shall have the right to compromise, settle or otherwise dispose of the same, if Buyer

Assumption and Indemnification Agreement – Page 2

deems it advisable to do so; provided, that Buyer shall use commercially reasonable efforts to conduct the defense actively and diligently and in a manner intended to minimize the risk of the Indemnified Entities becoming subject to any liability for any other material matter. Further, Buyer shall not consent to the entry of any judgment or enter into any compromise or settlement with respect any Workers’ Compensation Claim without the prior written consent of the Indemnified Entities unless such judgment, compromise or settlement (i) provides for the payment by Buyer of money as sole relief for the third-party claimant, (ii) results in the full and general release of the Indemnified Entities from all liabilities arising or relating to, or in connection with, the Workers’ Compensation Claim, and (iii) involves no finding or admission of any violation of laws, rules or regulations or the rights of any person and has no effect on any other Workers’ Compensation Claims that may be made against the Indemnified Entities. The Indemnified Entities shall make available to Buyer any books or records useful for the defense of any Workers’ Compensation Claim at the Closing. The Indemnified Parties shall provide notice promptly to Buyer of any Workers’ Compensation Claims received by them from and after the Closing Date.

2.         Indemnification for Workers’ Compensation Claims. (a) As of and after the Closing, Buyer agrees to fully defend, indemnify and hold harmless the Indemnified Entities from, against and in respect of, and reimburse such Indemnified Entity, any Losses incurred by such Indemnified Entity resulting from, arising out of or in connection with Workers’ Compensation Claims, regardless of whether the Workers’ Compensation Claim was made or reported to an Indemnified Entity before or after the Closing Date and regardless of whether the Workers’ Compensation Claim is covered by the Policy.

(b)       Upon receiving written notice of a claim for indemnification from any Indemnified Entity with respect to a Workers’ Compensation Claim, Buyer shall promptly (but in no event after 30 days of receipt of such notice) reimburse, or cause the Indemnified Entity to be reimbursed for, or advance, as directed by the Indemnified Entity, all Losses incurred by the Indemnified Entity in connection with the Workers’ Compensation Claim.

3.         Return of Letters of Credit. (a) Buyer acknowledges and agrees that in connection with, and as required by, the terms and conditions of the Policy, Seller arranged for its lenders (the “Bank”) to issue letters of credit for the benefit of Insurer as security for the obligations of Company under the Policy (the “Letters of Credit”). Buyer acknowledges and agrees that Buyer will not succeed to any rights in the Letters of Credit pursuant to or in connection with this Agreement or the Purchase Agreement.

(b)       In connection with, and as of the time of, the Closing, Buyer shall (i) deposit or cause to be deposited with the Insurer substitute letters of credit for the benefit of Insurer as security for the obligations of Company under the Policy, and (ii) execute and deliver all agreements, certificates and documents necessary or appropriate and take all steps required to arrange for the Insurer to return and surrender the Letters of Credit to Seller or the Bank for cancellation.

4.         Cooperation; Execution of Documents. The parties hereto agree to cooperate fully, execute all documents necessary and take all steps required to effectuate the terms of this Agreement.

Assumption and Indemnification Agreement – Page 3

5.         Governing Law. The execution, interpretation, and performance of this Agreement will be governed by the laws of the State of Delaware, without regard to or application of its conflicts of law principles.

6.	Miscellaneous.

(a)       This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of any party hereto and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by operation of law or otherwise without the prior written consent of Seller or the Seller Representative.

(b)       Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)       All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. The failure of any party to assert any of its rights under this Agreement shall not constitute a waiver of any of such rights. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

(d)       No party hereto shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(e)       All notices and other communications under this Agreement shall be in writing and shall be deemed given if properly addressed: (i) if delivered personally, by commercial delivery service or by facsimile (with acknowledgment of a complete transmission), on the day of delivery; or (ii) if delivered by registered or certified mail (return receipt requested), three (3) Business Days after mailing; or (iii) if delivered by first class mail, three (3) Business Days after mailing.

(f)        This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

[The remainder of this page is intentionally left blank.]

Assumption and Indemnification Agreement – Signature Page

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BUYER:	ALMOST FAMILY, INC.

By:
Name:
Title:

INDEMNIFIED ENTITIES:	PCI HOLDING CORP.

By:
Name: Robert Nixon
Title: President and Chief Executive Officer

NATIONAL HOME CARE, INC.

By:
Name: Robert Nixon
Title: President and Secretary

PATIENT CARE, INC. – ILLINOIS

By:
Name: Robert Nixon
Title: President and Chief Executive Officer

Assumption and Indemnification Agreement – Signature Page

PATIENT CARE MEDICAL SERVICES, INC. – OHIO

By:
Name: Robert Nixon
Title: President and Secretary

GEORGIA NURSING SERVICES, INC.

By:
Name: Robert Nixon
Title: President, Chief Executive Officer and
Secretary

PATIENT CARE MASSACHUSETTS, INC.

By:
Name: Robert Nixon
Title: President and Secretary

E.C. SOLUTIONS, INC.

By:
Name: Robert Nixon
Title: President

PATIENT CARE FLORIDA, INC.

By:
Name: Robert Nixon
Title: President and Secretary

Assumption and Indemnification Agreement – Signature Page

PATIENT CARE, INC.

By:
Name: Robert Nixon
Title: President

PATIENT CARE MEDICAL SERVICES, INC.

By:
Name: Robert Nixon
Title: President

PRIORITY CARE, INC.

By:
Name: Robert Nixon
Title: President

PATIENT CARE PENNSYLVANIA, INC.

By:
Name: Robert Nixon
Title: President

PATIENT CARE NEW JERSEY, INC.

By:
Name: Robert Nixon
Title: President

Assumption and Indemnification Agreement – Signature Page

INSURER:	ZURICH AMERICAN INSURANCE COMPANY

By:
Name:
Title:

Schedule A

Workers Compensation and Employers Liability Insurance Policy

Workers Compensation and Employers Liability Insurance Policy by and between Patient Care, Inc. and Zurich American Insurance Policy, with policy number WC 2938825-03, as amended, supplemented or otherwise modified from time to time, with a current policy period from 10/31/2007 to 10/31/2008.

Attachment C

RELEASE AGREEMENT

This Release Agreement (this “Agreement”), dated as of June 18, 2008, by and between (i) Robert Nixon, an individual, residing in New Jersey (the “Individual”), and (ii) Patient Care, Inc. (“Patient Care”), Patient Care Medical Services, Inc., Priority Care, Inc., Patient Care Pennsylvania, Inc., Patient Care New Jersey, Inc. (collectively referred to with Patient Care as “Company Group” and each individually, a “Company Group Member”) is an agreement that includes a release and certain other terms and conditions.

RECITALS

A.

Almost Family, Inc. (“AFAM”), PCI Holding Corp. (“PCI”), and National Home Care, Inc., solely in its capacity as Seller Representative, have entered into the Stock Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”), pursuant to which AFAM has agreed to purchase from PCI the stock of Patient Care (the “Acquisition”).

B.	The Individual is an executive officer and employee of PCI, which is the sole shareholder of Patient Care.

C.	The willingness of AFAM to enter into the Stock Purchase Agreement and consummate the Acquisition are both conditioned upon the Individual’s entering into this Agreement.

AGREEMENT

In consideration of the covenants undertaken and the releases contained in this Agreement, the Individual and Company Group Members agree as follows:

1.         Release by the Individual. Effective from and after the Effective Time (as defined below), the Individual on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges each Company Group Member, as well as each Company Group Member’s directors, officers, employees, assigns, and successors (in each case only in their roles as such), past and present, and each of them (hereinafter together and collectively referred to as “Releasees”), with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held as against said Releasees, or any transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted before the Effective Time, including, without limitation, any claim under any federal, state or local law or regulation, except for (i) those obligations created by or arising out of this

[Release Agreement - Robert Nixon]

Agreement, (ii) those obligations to pay compensation and employee benefits (including sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefits) earned, vested or accrued by the Individual through the close of business on the date of the Effective Time, (iii) any severance obligations owed to the Individual by Company Group pursuant to the Individual’s employment relationship with Company Group, (iv) those obligations to defend, indemnify or hold harmless, and advance expenses to, the Individual arising under the charter or by-laws of any Company Group Member, any existing agreement and applicable law, and (v) any obligations of any Company Group Member created by or arising out of the Stock Purchase Agreement. Nothing in this Agreement shall apply to any matters relating to or connected with (A) any agreement the Individual has entered into with AFAM, PCI or any other person other than the Company Group Members, including without limitation the Executive Employment Agreement dated as of June 30, 2005 by and between PCI and the Individual, the Consulting Agreement dated as of the date hereof by and between AFAM and Nixco LLC, and the Nonsolicitation and Noncompetition Agreement dated as of the date hereof among AFAM and Patient Care, and Nixco LLC, (B) any employee benefit plan or arrangement of AFAM or PCI, or (C) any rights the Individual has or may have as an employee, director, officer or stockholder of AFAM, PCI or any other person other than the Company Group Members.

2.         Agreement Not to Sue. The Individual promises never to file or pursue, or enable another to file or pursue on his behalf, a claim, lawsuit or any other complaint or charge asserting any of the claims, lawsuits, complaints or charges that are released by such person in this Agreement.

3.         No Prior Assignment or Transfer. The Individual warrants and represents to the Company Group Members that he has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and he shall defend, indemnify and hold harmless the Releasees from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

4.         Beneficiaries and Successors. Each Releasee shall be deemed to be a beneficiary of the Individual’s promises and representations made herein.

5.         Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

6.         Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

7.         Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of New Jersey, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey without regard to principles of conflict of laws.

2

attachmentc-releaseagreement.htm

8.         Counterparts, Headings. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose. The headings in this Agreement are only for convenience and ease of reference and are not to be considered in construction or interpretation.

9.         Waiver, Amendment. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. No waiver shall be binding unless in writing and signed by the party waiving the breach. No amendment of any term or provision of this Agreement shall be binding unless in writing and signed by all parties to this Agreement.

10.       No Presumption. In entering this Agreement, the parties represent that they have had full opportunity to consult with attorneys of their own choice, that the parties have completely read and understood the terms of this Agreement and voluntarily accepted such terms. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party because it or its representatives drafted any of the provisions of this Agreement.

11.       Additional Acts. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

12.       Effectiveness, Termination. This Agreement shall become effective only upon consummation of the Closing (as defined in the Stock Purchase Agreement) and shall be effective from and after the Closing (the “Effective Time”). If the Stock Purchase Agreement is terminated for any reason without the Closing having occurred, this Agreement shall be terminated, and shall be null and void, automatically without any action by the Individual, any Company Group Member or any other person, effective as of the termination of the Stock Purchase Agreement.

[signature pages follow]

3

attachmentc-releaseagreement.htm

IN WITNESS WHEREOF, the Company and Consultant have caused this Agreement to be executed as of the date first above written.

ROBERT NIXON

PATIENT CARE, INC.

By:

Name:

Title:

PATENT CARE MEDICAL SERVICES, INC.

By:

Name:

Title:

PRIORITY CARE, INC.

By:

Name:

Title:

PATIENT CARE PENNSYLVANIA, INC.

By:

Name:

Title:

PATIENT CARE NEW JERSEY, INC.

By:

Name:

Title:

[Release Agreement – Elias Nemnom]

RELEASE AGREEMENT

This Release Agreement (this “Agreement”), dated as of June 18, 2008, by and between (i) Elias Nemnom, an individual, residing in New York (the “Individual”), and (ii) Patient Care, Inc. (“Patient Care”), Patient Care Medical Services, Inc., Priority Care, Inc., Patient Care Pennsylvania, Inc., Patient Care New Jersey, Inc. (collectively referred to with Patient Care as “Company Group” and each individually, a “Company Group Member”) is an agreement that includes a release and certain other terms and conditions.

RECITALS

A.

Almost Family, Inc. (“AFAM”), PCI Holding Corp. (“PCI”), and National Home Care, Inc., solely in its capacity as Seller Representative, have entered into the Stock Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”), pursuant to which AFAM has agreed to purchase from PCI the stock of Patient Care (the “Acquisition”).

B.	The Individual is an executive officer and employee of Patient Care.

C.	The willingness of AFAM to enter into the Stock Purchase Agreement and consummate the Acquisition are both conditioned upon the Individual’s entering into this Agreement.

AGREEMENT

In consideration of the covenants undertaken and the releases contained in this Agreement, the Individual and Company Group Members agree as follows:

1.         Release by the Individual. Effective from and after the Effective Time (as defined below), the Individual on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges each Company Group Member, as well as each Company Group Member’s directors, officers, employees, assigns, and successors (in each case only in their roles as such), past and present, and each of them (hereinafter together and collectively referred to as “Releasees”), with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held as against said Releasees, or any transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted before the Effective Time, including, without limitation, any claim under any federal, state or local law or regulation, except for (i) those obligations created by or arising out of this Agreement, (ii) those obligations to pay compensation and employee benefits (including sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefits) earned, vested or accrued by the Individual through the close of business on the date of

5

attachmentc-releaseagreement.htm

the Effective Time, (iii) any severance obligations owed to the Individual by Company Group pursuant to the Individual’s employment relationship with Company Group, (iv) those obligations to defend, indemnify or hold harmless, and advance expenses to, the Individual arising under the charter or by-laws of any Company Group Member, any existing agreement and applicable law, and (v) any obligations of any Company Group Member created by or arising out of the Stock Purchase Agreement. Nothing in this Agreement shall apply to any matters relating to or connected with (A) any agreement the Individual has entered into with AFAM, PCI or any other person other than the Company Group Members, (B) any employee benefit plan or arrangement of AFAM or PCI, or (C) any rights the Individual has or may have as an employee, director, officer or stockholder of AFAM, PCI or any other person other than the Company Group Members.

2.         Agreement Not to Sue. The Individual promises never to file or pursue, or enable another to file or pursue on his behalf, a claim, lawsuit or any other complaint or charge asserting any of the claims, lawsuits, complaints or charges that are released by such person in this Agreement.

3.         No Prior Assignment or Transfer. The Individual warrants and represents to the Company Group Members that he has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and he shall defend, indemnify and hold harmless the Releasees from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

4.         Beneficiaries and Successors. Each Releasee shall be deemed to be a beneficiary of the Individual’s promises and representations made herein.

5.         Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

6.         Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

7.         Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of New Jersey, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey without regard to principles of conflict of laws.

8.         Counterparts, Headings. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose. The headings in this Agreement are only for convenience and ease of reference and are not to be considered in construction or interpretation.

6

attachmentc-releaseagreement.htm

9.         Waiver, Amendment. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. No waiver shall be binding unless in writing and signed by the party waiving the breach. No amendment of any term or provision of this Agreement shall be binding unless in writing and signed by all parties to this Agreement.

10.       No Presumption. In entering this Agreement, the parties represent that they have had full opportunity to consult with attorneys of their own choice, that the parties have completely read and understood the terms of this Agreement and voluntarily accepted such terms. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party because it or its representatives drafted any of the provisions of this Agreement.

11.       Additional Acts. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

12.       Effectiveness, Termination. This Agreement shall become effective only upon consummation of the Closing (as defined in the Stock Purchase Agreement) and shall be effective from and after the Closing (the “Effective Time”). If the Stock Purchase Agreement is terminated for any reason without the Closing having occurred, this Agreement shall be terminated, and shall be null and void, automatically without any action by the Individual, any Company Group Member or any other person, effective as of the termination of the Stock Purchase Agreement.

[signature pages follow]

7

attachmentc-releaseagreement.htm

IN WITNESS WHEREOF, the Company and Consultant have caused this Agreement to be executed as of the date first above written.

ELIAS NEMNOM

PATIENT CARE, INC.

By:

Name:

Title:

PATENT CARE MEDICAL SERVICES, INC.

By:

Name:

Title:

PRIORITY CARE, INC.

By:

Name:

Title:

PATIENT CARE PENNSYLVANIA, INC.

By:

Name:

Title:

PATIENT CARE NEW JERSEY, INC.

By:

Name:

Title:

[Release Agreement – Raymond Rasa]

RELEASE AGREEMENT

This Release Agreement (this “Agreement”), dated as of June 18, 2008, by and between (i) Raymond Rasa, an individual, residing in New Jersey (the “Individual”), and (ii) Patient Care, Inc. (“Patient Care”), Patient Care Medical Services, Inc., Priority Care, Inc., Patient Care Pennsylvania, Inc., Patient Care New Jersey, Inc. (collectively referred to with Patient Care as “Company Group” and each individually, a “Company Group Member”) is an agreement that includes a release and certain other terms and conditions.

RECITALS

A.

Almost Family, Inc. (“AFAM”), PCI Holding Corp. (“PCI”), and National Home Care, Inc., solely in its capacity as Seller Representative, have entered into the Stock Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”), pursuant to which AFAM has agreed to purchase from PCI the stock of Patient Care (the “Acquisition”).

B.	The Individual is an executive officer and employee of Patient Care.

C.	The willingness of AFAM to enter into the Stock Purchase Agreement and consummate the Acquisition are both conditioned upon the Individual’s entering into this Agreement.

AGREEMENT

In consideration of the covenants undertaken and the releases contained in this Agreement, the Individual and Company Group Members agree as follows:

1.         Release by the Individual. Effective from and after the Effective Time (as defined below), the Individual on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges each Company Group Member, as well as each Company Group Member’s directors, officers, employees, assigns, and successors (in each case only in their roles as such), past and present, and each of them (hereinafter together and collectively referred to as “Releasees”), with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held as against said Releasees, or any transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted before the Effective Time, including, without limitation, any claim under any federal, state or local law or regulation, except for (i) those obligations created by or arising out of this Agreement, (ii) those obligations to pay compensation and employee benefits (including sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefits) earned, vested or accrued by the Individual through the close of business on the date of

9

attachmentc-releaseagreement.htm

the Effective Time, (iii) any severance obligations owed to the Individual by Company Group pursuant to the Individual’s employment relationship with Company Group, (iv) those obligations to defend, indemnify or hold harmless, and advance expenses to, the Individual arising under the charter or by-laws of any Company Group Member, any existing agreement and applicable law, and (v) any obligations of any Company Group Member created by or arising out of the Stock Purchase Agreement. Nothing in this Agreement shall apply to any matters relating to or connected with (A) any agreement the Individual has entered into with AFAM, PCI or any other person other than the Company Group Members, (B) any employee benefit plan or arrangement of AFAM or PCI, or (C) any rights the Individual has or may have as an employee, director, officer or stockholder of AFAM, PCI or any other person other than the Company Group Members.

2.         Agreement Not to Sue. The Individual promises never to file or pursue, or enable another to file or pursue on his behalf, a claim, lawsuit or any other complaint or charge asserting any of the claims, lawsuits, complaints or charges that are released by such person in this Agreement.

3.         No Prior Assignment or Transfer. The Individual warrants and represents to the Company Group Members that he has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and he shall defend, indemnify and hold harmless the Releasees from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

4.         Beneficiaries and Successors. Each Releasee shall be deemed to be a beneficiary of the Individual’s promises and representations made herein.

5.         Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

6.         Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

7.         Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of New Jersey, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey without regard to principles of conflict of laws.

8.         Counterparts, Headings. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose. The headings in this Agreement are only for convenience and ease of reference and are not to be considered in construction or interpretation.

10

attachmentc-releaseagreement.htm

9.         Waiver, Amendment. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. No waiver shall be binding unless in writing and signed by the party waiving the breach. No amendment of any term or provision of this Agreement shall be binding unless in writing and signed by all parties to this Agreement.

10.       No Presumption. In entering this Agreement, the parties represent that they have had full opportunity to consult with attorneys of their own choice, that the parties have completely read and understood the terms of this Agreement and voluntarily accepted such terms. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party because it or its representatives drafted any of the provisions of this Agreement.

11.       Additional Acts. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

12.       Effectiveness, Termination. This Agreement shall become effective only upon consummation of the Closing (as defined in the Stock Purchase Agreement) and shall be effective from and after the Closing (the “Effective Time”). If the Stock Purchase Agreement is terminated for any reason without the Closing having occurred, this Agreement shall be terminated, and shall be null and void, automatically without any action by the Individual, any Company Group Member or any other person, effective as of the termination of the Stock Purchase Agreement.

[signature pages follow]

11

attachmentc-releaseagreement.htm

IN WITNESS WHEREOF, the Company and Consultant have caused this Agreement to be executed as of the date first above written.

RAYMOND RASA

PATIENT CARE, INC.

By:

Name:

Title:

PATENT CARE MEDICAL SERVICES, INC.

By:

Name:

Title:

PRIORITY CARE, INC.

By:

Name:

Title:

PATIENT CARE PENNSYLVANIA, INC.

By:

Name:

Title:

PATIENT CARE NEW JERSEY, INC.

By:

Name:

Title:

[Release Agreement – Raymond Rasa]

Attachment D

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Escrow Agreement”) is made and entered into as of _____________, 2008, by and among Almost Family, Inc., a Delaware corporation (“Buyer”), PCI Holding Corp., a Delaware corporation (“Seller”), National Home Care, Inc., a New York corporation, (the “Seller Representative” and collectively with Seller and Buyer, the “Parties” and each a “Party”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).

WHEREAS, the Parties have agreed to deposit in escrow certain funds and wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.         Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.         Fund. Buyer agrees to depositwith the Escrow Agent the sum of $4,500,000 (the “Escrow Deposit”). The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the “Fund”) as directed in Section 3. This Agreement is executed and delivered pursuant to the Stock Purchase Agreement dated as of ___________, 2008 among the Parties (the “Purchase Agreement”). Terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement.

3.	Investment of Fund.

(a)       During the term of this Escrow Agreement, the Fund shall be invested in a JPMorgan Chase Bank, N.A. money market deposit account (“MMDA”) or a successor or similar investment offered by the Escrow Agent, unless otherwise instructed in writing by the Parties and as shall be acceptable to the Escrow Agent. The Escrow Agent will provide compensation on balances in the Fund at a rate determined by the Escrow Agent from time to time. Written investment instructions by the Parties, if any, shall specify the type and identity of the investments to be purchased and/or sold. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder including without limitation charging an agency fee in connection with each transaction. The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Fund or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Escrow

Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Fund. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement.

(b)       Receipt, investment and reinvestment of the Escrow Deposit shall be confirmed by Escrow Agent as soon as practicable by account statement delivered to all Parties, and any discrepancies in any such account statement shall be noted by Parties to Escrow Agent within thirty (30) calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said thirty (30) day period shall conclusively be deemed confirmation of such account statement in its entirety.

4.	Disposition and Termination.

(a)       If the Parties deliver a written notice to Escrow Agent stating that a Purchase Price Adjustment is due Buyer pursuant to paragraph 2.1(e) of the Purchase Agreement, on the tenth business day following such notice Escrow Agent shall pay to Buyer the dollar amount specified thereon from (and only to the extent of) the Fund. Escrow Agent shall not inquire into or consider whether the Net Working Capital Purchase Price Adjustment has been determined in accordance with the requirements of the Purchase Agreement.

(b)       From time to time on or before the date 24 months after the date of this Agreement, Buyer may give notice (a “Notice”) to Seller, Seller Representative and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a “Claim”) it may have under Article 11 of the Purchase Agreement; subject to the provisions of paragraph 11.5 of the Purchase Agreement, Buyer may make more than one claim with respect to any underlying state of facts. If Seller or Seller Representative give notice to Buyer and Escrow Agent disputing any Claim (a “Counter Notice”) within 30 days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 4(c) below. If no Counter Notice is received by Escrow Agent by 5:00 p.m. CST, within such 30 day period, then the dollar amount of damages claimed by Buyer as set forth in its Notice shall be deemed established for purposes of this Escrow Agreement and the Purchase Agreement and, at the end of such 30 day period, Escrow Agent shall pay to Buyer the dollar amount claimed in the Notice from (and only to the extent of) the Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

(c)       If a Counter Notice is given with respect to a claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Buyer and Seller Representative or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

(d)       On the date 12 months after the date of this Agreement, Escrow Agent shall release and distribute to Seller (or its successors, assigns or designees, which, for the avoidance of doubt may include the Seller Representative) an amount equal to $2,250,000 (plus interest accruing on this amount) minus the aggregate amount of Fund distributed by Escrow Agent through such date pursuant to Section 4(a), Section 4(b) or Section 4(c); provided, that if any Claims are then pending, an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Fund, to be disbursed by Escrow Agent in accordance with (i) Section 4(b), (ii) Section 4(e), (iii) joint written instructions of Buyer and Seller Representative or (iv) a final non-appealable order of a court of competent jurisdiction as contemplated by Section 4(c) above.

(e)       On the date 24 months after the date of this Agreement, Escrow Agent shall release and distribute to Seller (or its successors, assigns or designees, which, for the avoidance of doubt may include the Seller Representative) the then balance of the Fund; provided, that if any Claims are then pending, an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Fund, and Escrow Agent shall pay and distribute such amount only in accordance with joint written instructions of Buyer and Seller Representative or a final non-appealable order of a court of competent jurisdiction as contemplated by Section 4(c) above.

(f)        Upon delivery of the Fund to Buyer or to Seller (or their successors, assigns or designees) in its entirety by the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Sections 7 and 8 below.

5.	Escrow Agent.

(a)       The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Purchase Agreement (the “Underlying Agreement”), nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Escrow Agreement. In the event of any conflict relating to the rights and duties of Escrow Agent between the terms and provisions of this Escrow Agreement, those of the Underlying Agreement, any schedule or exhibit attached to the Escrow Agreement, or any other agreement among the Parties, the terms and conditions of this Escrow Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Fund, including, without limitation, the Escrow Deposit,nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. The Escrow Agent shall have no duty or obligation to make any calculations of any kind hereunder.

(b)       The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys, and shall be liable only for its gross negligence or willful misconduct (as finally adjudicated in a court of competent jurisdiction), including in the selection of any such agent or attorney. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.	Succession.

(a)       The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving sixty (60) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect. If the Parties have failed to appoint a successor escrow agent prior to the expiration ofsixty (60) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Escrow Agent’s sole responsibility after such sixty (60) day notice period expires shall be to hold the Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Sections 7 and 8 hereunder. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement.

(b)       Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

7.         Compensation and Reimbursement. The Parties agree jointly and severally to (a) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing by the Parties shall be as described in Schedule 2 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, negotiation, execution, performance, delivery, modification and termination of this Escrow Agreement. The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Fund for the payment of any claim for compensation, expenses and amounts due hereunder. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Fund for its own account any amounts due to the Escrow Agent under this Section 7. The obligations contained in this Section 7 shall survive the termination of this Escrow Agreement and the resignation, replacement or removal of the Escrow Agent.

8.         Indemnity. The Parties shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, managers, attorneys, accountants, experts, agents and employees (the “indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of in house or outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Escrow Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Escrow Agreement, or as may arise by reason of any act, omission or error of the indemnitee, except in the case of any indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions, whether joint or singular, from the Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. As among the Parties, it is agreed that any such indemnification obligation shall be shared fifty percent (50%) by Buyer on the one hand, and fifty percent (50%) by Seller and Seller Representative, on the other hand. The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Escrow Agreement. The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Fund for the payment of any claim for indemnification, expenses and amounts due hereunder. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Fund for its own account or for the account of an indemnitee any amounts due to the Escrow Agent or to an indemnitee under this Section 8. The obligations contained in this Section 8 shall survive the termination of this Escrow Agreement and the resignation, replacement or removal of the Escrow Agent.

9.         Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

10.	Tax Matters.

(a)       The Parties have provided the Escrow Agent with their respective fully executed U.S. Internal Revenue Service (“IRS”) Forms W-8, or W-9 and/or other required documentation. Each The Parties each represent that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms or in the Substitute IRS Form W-9 set forth as exhibits to this Agreement.

(b)       The Parties agree to treat Seller as the owner of the Escrow Deposit for U.S. federal income tax purposes. The transaction memorialized in the Purchase Agreement is not intended to constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority and no portion of the Fund upon release to the Seller is intended to represent any additional portion of the purchase price for shares of stock under the Purchase Agreement. Seller represents that it shall elect out of the installment method with respect to the Escrow Deposit;

(c)       In addition, all interest or other income earned under the Escrow Agreement shall be allocated to the Seller and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow by the Seller whether or not such income has been distributed during the taxable year. The Parties further acknowledge and agree that any taxes payable from the income earned on the investment of any sums held in the Escrow Deposit shall be paid by Seller. Any other tax returns required to be filed will be prepared and filed by Seller and/or the Buyer with the IRS and any other taxing authority as required by law, including but not limited to any applicable reporting or withholding pursuant to the Foreign Investment in Real Property Tax Act (“FIRPTA”). The Parties acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FIRPTA reporting or withholding with respect to the Escrow Deposit or any income earned by the Escrow Deposit; provided that the Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

(d)       Notwithstanding anything to the contrary set forth herein and/or in the Purchase Agreement, the parties also acknowledge and agree that Seller shall be entitled to a distribution from the Fund to pay any U.S. federal and state income taxes attributable to all income earned on the Fund based on the highest marginal tax rate applicable to a corporate taxpayer doing business in New York, New York (such distribution amount, the “Tax Distribution”). Upon written request from the Escrow Agent, Buyer and Seller shall jointly calculate and notify the Escrow Agent in writing of the amount of the Tax Distribution.

11.       Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(a)       upon delivery, if delivered personally, or upon confirmed transmittal, if by facsimile;

(b)       on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(c)       four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to Seller:

PCI Holding Corp.

100 Executive Drive

Suite. 130

West Orange, NJ 07052

Attn: Robert Nixon, President

Facsimile: (973) 243-5901

Email: bnixon@patientcare.com

With a copy to:

Goodwin Procter LLP

53 State Street

Exchange Place

Boston, MA 02109

Attn: Mark H. Burnett

Fax: (617) 523-1231

Email: mburnett@goodwinprocter.com

If to Seller Representative:

National Home Care, Inc.

100 Executive Drive

Suite. 130

West Orange, NJ 07052

Attn: Robert Nixon, President

Facsimile: (973) 243-5901

Email: bnixon@patientcare.com

With a copy to:

Goodwin Procter LLP

53 State Street

Exchange Place

Boston, MA 02109

Attn: Mark H. Burnett

Fax: (617) 523-1231

Email: mburnett@goodwinprocter.com

If to Buyer:

Almost Family, Inc.

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky 40223

Attn: President

Fax: (502) 891-8067

Email: jerryperchik@almostfamily.com

With a copy to:

Frost Brown Todd LLC

400 West Market Street, 32nd Floor

Louisville, Kentucky 40202-3363

Attn: Scott W. Dolson

Fax: (502) 581-1087

Email: sdolson@fbtlaw.com

If to the Escrow Agent

JPMorgan Chase Bank, N.A.

Clearance and Agency Services

420 W Van Buren IL1-0113

Chicago, IL 60606

Attention: Jennifer M Fredericks

Fax No.: 312-954-0430

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (a), (b) and (c) of this Section 11, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

12.       Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 1 hereto (“Schedule 1”), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on Schedule 1. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Parties’ executive officers, (“Executive Officers”), as the case may be, which shall include the titles of General Counsel, President and/or Chief Executive Officer, as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Parties to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The Parties acknowledge that these security procedures are commercially reasonable.

13.       Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

14.       Miscellaneous. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in

Section 6, without the prior consent of the Escrow Agent. This Escrow Agreement shall be governed by and construed under the laws of the State of Delaware. Each Party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. The Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. The Escrow Party shall not be liable to any Party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the Escrow Agent and the Parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the Parties hereto to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written. Except as expressly provided in Section 8 above, nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any funds escrowed hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

BUYER:	ALMOST FAMILY, INC.

By:

Name:
Title:

SELLER:	PCI HOLDING CORP.

By:

Name:
Title:

SELLER REPRESENTATIVE:	NATIONAL HOME CARE, INC.

By:

Name:
Title:

ESCROW AGENT:	JPMORGAN CHASE BANK,

NATIONAL ASSOCIATION, as Escrow Agent

By:

Name:
Title:

Tax Certification: Taxpayer Identification Number (TIN):	Social Security Number
Date:	___________________
or Employee Identification Number

Name & Address:	___________________________________
___________________________________
___________________________________

Customer is a (check one):

Corporation____	Partnership____	Individual/sole proprietor____ Trust_____

Limited liability company____ Enter the tax classification (D=disregarded entity, C=Corporation, P=Partnership______

Other _________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(1)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);
(2)

it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(3)	It is a U.S. citizen or other U.S. person (defined in the Form W-9 instructions).

(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

BUYER:	ALMOST FAMILY, INC.

By:

Name:
Title:

Tax Certification: Taxpayer Identification Number (TIN): Social Security Number                Date: ___________________

or
Employee Identification Number

Name & Address:	___________________________________
___________________________________
___________________________________

Customer is a (check one):

Corporation____	Partnership____	Individual/sole proprietor____ Trust_____

Limited liability company____ Enter the tax classification (D=disregarded entity, C=Corporation, P=Partnership______

Other _________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(1)        the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

(2)

it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(3)	It is a U.S. citizen or other U.S. person (defined in the Form W-9 instructions).

(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SELLER:	PCI HOLDING CORP.

By:

Name:
Title:

SCHEDULE 1

Telephone Number(s) and authorized signature(s) for

Person(s) Designated to give Funds Transfer Instructions

If to Buyer:

Name	Telephone Number	Signature

1.	______________________	_______________________	___________________

2.	______________________	_______________________	___________________

3.	______________________	_______________________	___________________

If to Seller:

Name	Telephone Number	Signature

1.	______________________	_______________________	___________________

2.	______________________	_______________________	___________________

3.	______________________	_______________________	___________________

If to Seller Representative:

Name	Telephone Number	Signature

1.	______________________	_______________________	___________________

2.	______________________	_______________________	___________________

3.	______________________	_______________________	___________________

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to Buyer:

Name	Telephone Number	Signature

1.	______________________	_______________________	___________________

2.	______________________	_______________________	___________________

3.	______________________	_______________________	___________________

If to Seller:

Name	Telephone Number	Signature

1.	______________________	_______________________	___________________

2.	______________________	_______________________	___________________

3.	______________________	_______________________	___________________

If to Seller Representative:

Name	Telephone Number	Signature

1.	______________________	_______________________	___________________

2.	______________________	_______________________	___________________

3.	______________________	_______________________	___________________

Telephone call backs shall be made to all Parties if joint instructions are required pursuant to the agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.

SCHEDULE 2

SCHEDULE OF ESCROW AGENT COMPENSATION

Schedule of Fees

Escrow Agent Services

New Account Acceptance Fee Payable upon Accounting Opening	$
Minimum Administrative Fee Payable Upon Account Opening and in Advance each year in which we act as Escrow Agent	$

A New Account Acceptance Fee will be charged for the Bank's review of the Escrow Agreement along with any related account documentation.

The Administrative Fee will cover the Bank's standard Escrow services including account setup, safekeeping of assets, investment of funds, collection of income and other receipts, preparation of statements comprising account activity and asset listing, and distribution of assets in accordance with the specific terms of the Escrow Agreement. These fees cover a full year, or any part thereof, and thus are not prorated in the year of termination. The account will be invoiced in the month in which the account is opened and annually thereafter. Payment of the invoice is due thirty (30) days following receipt.

Out-of Pocket Expenses:

Any reasonable out-of-pocket expenses including attorney's fees will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at cost.

Modification of Fees:

Circumstances may arise necessitating a change in the foregoing fee schedule. The Bank will attempt at all times, however, to maintain the fees at a level that is fair and reasonable in relation to the responsibilities assumed and the duties performed.

Disclosure & Assumptions:

(

The escrow deposit shall be continuously invested in a money market account held at JPMorgan Chase Bank, N.A., or if directed otherwise, Escrow Agent shall execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.

(

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, we will ask for information that will allow us to identify you.

Attachment E

[FORM OF GOODWIN PROCTER LLP OPINION LETTER]

To Almost Family, Inc.

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky 40223

Ladies and Gentlemen:

We have acted as counsel to PCI Holding Corp., a Delaware corporation (the “Seller”), in connection with the proposed purchase by Almost Family, Inc. (the “Buyer”) of the Shares pursuant to the Stock Purchase Agreement dated as of June 18, 2008 (the “Stock Purchase Agreement”) by and among the Buyer, Seller and National Home Care, Inc., a New York corporation solely in its capacity as the Seller Representative. We are furnishing this opinion letter to you pursuant to paragraph 3.1(xiv) of the Stock Purchase Agreement. Capitalized terms that are defined in the Stock Purchase Agreement and not otherwise defined in this opinion letter are used in this opinion letter as so defined.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on representations in the Stock Purchase Agreement and certificates of officers of the Seller.

The opinions set forth below are limited to Massachusetts law, the Delaware General Corporation Law and the federal law of the United States. We note the Stock Purchase Agreement provides that it is to be governed by Delaware law. The opinions in paragraph 2 below regarding the validity, binding effect and enforceability of the Stock Purchase Agreement are given as though the Stock Purchase Agreement were governed by the internal law of Massachusetts.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

•         The Seller has the corporate power to execute and deliver the Stock Purchase Agreement and perform its obligations thereunder.

•          The Stock Purchase Agreement has been duly authorized, executed and delivered by the Seller and constitutes its valid and binding obligation enforceable against it in accordance with its terms.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

This opinion letter is being furnished only to you for your use solely in connection with the Stock Purchase Agreement and the transactions contemplated thereby, and neither it nor the opinions it contains may be relied on for any other purpose or by anyone else.

Very truly yours,

GOODWIN PROCTER LLC

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Attachment F

[FORM OF FROST BROWN TODD LLC OPINION LETTER]

PCI Holding Corp.

100 Executive Drive

Suite 130

West Orange, NJ 07052

Ladies and Gentlemen:

We have acted as counsel to Almost Family, Inc., a Delaware corporation (the “Buyer”), in connection with the proposed purchase by the Buyer from PCI Holdings Corp. (the “Seller”) of the Shares pursuant to the Stock Purchase Agreement dated as of June 18, 2008 (the “Stock Purchase Agreement”) by and among the Buyer, Seller and [National Home Care, Inc., a New York corporation] solely in its capacity as the Seller Representative. We are furnishing this opinion letter to you pursuant to paragraph 3.1[(xv)] of the Stock Purchase Agreement. Capitalized terms that are defined in the Stock Purchase Agreement and not otherwise defined in this opinion letter are used in this opinion letter as so defined.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on representations in the Stock Purchase Agreement and certificates of officers of the Buyer.

The opinions set forth below are limited to Kentucky law, the Delaware General Corporation Law and the federal law of the United States. We note the Stock Purchase Agreement provides that it is to be governed by Delaware law. The opinions in paragraph 2 below regarding the validity, binding effect and enforceability of the Stock Purchase Agreement are given as though the Stock Purchase Agreement were governed by the internal law of the Commonwealth of Kentucky.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

•         The Buyer has the corporate power to execute and deliver the Stock Purchase Agreement and perform its obligations thereunder.

•          The Stock Purchase Agreement has been duly authorized, executed and delivered by the Buyer and constitutes its valid and binding obligation enforceable against it in accordance with its terms.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

This opinion letter is being furnished only to you for your use solely in connection with the Stock Purchase Agreement and the transactions contemplated thereby, and neither it nor the opinions it contains may be relied on for any other purpose or by anyone else.

     Very truly yours,

FROST BROWN TODD LLC

2